                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           Continental Airlines, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

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   (2)  Aggregate number of securities to which transaction applies:

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   (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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   (4)  Proposed maximum aggregate value of transaction:

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   (5)  Total fee paid:

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   [ ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

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   (2)  Form, Schedule or Registration Statement No.:

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   (3)  Filing Party:

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   (4)  Date Filed:

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

                          [CONTINENTAL AIRLINES LOGO]

                                 April 4, 2000

To Our Stockholders:

     On behalf of the Board of Directors, we are pleased to invite you to attend the Continental Airlines, Inc. 2000 Annual Meeting of Stockholders. As indicated in the attached notice, the meeting will be held at The Hyatt Regency, 1200 Louisiana Street, Houston, Texas on Tuesday, May 23, 2000, at 10:00 a.m., local time. At the meeting, in addition to acting on the matters described in the attached proxy statement, there will be an opportunity to discuss other matters of interest to you as a stockholder.

     Please date, sign and mail the enclosed proxy card in the envelope provided, even if you plan to attend the meeting in person. You can also vote your shares through the internet or by telephone, as described in the enclosed proxy statement. We look forward to seeing you in Houston.

                                            Cordially,

                                            /S/ GORDON BETHUNE
                                            Gordon Bethune
                                            Chairman of the Board and Chief
                                            Executive Officer

                                            /S/ GREG BRENNEMAN
                                            Greg Brenneman
                                            President and Chief Operating
                                            Officer

                           CONTINENTAL AIRLINES, INC.
                         1600 SMITH STREET, DEPT. HQSEO
                              HOUSTON, TEXAS 77002

                             ---------------------

                 NOTICE OF 2000 ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 23, 2000

                             ---------------------

     NOTICE IS HEREBY GIVEN that the 2000 Annual Meeting of Stockholders of Continental Airlines, Inc., a Delaware corporation (the "Company" or "Continental"), will be held at The Hyatt Regency, 1200 Louisiana Street, Houston, Texas on Tuesday, May 23, 2000, at 10:00 a.m., local time, for the following purposes:

          1. To elect thirteen directors to serve until the next annual meeting of stockholders;

          2. To consider and act upon a proposal to approve the Company's Incentive Plan 2000;

          3. To consider and act upon a proposal to ratify the appointment of Ernst & Young LLP as independent auditors of the Company and its subsidiaries for 2000; and

          4. To consider and act upon any other matters that may properly come before the Annual Meeting or any adjournment or adjournments thereof.

     The holders of record of the Company's common stock at the close of business on March 24, 2000 are entitled to notice of and to vote at the Annual Meeting.

                                            By Order of the Board of Directors,

                                            /s/Jeffery A. Smisek
                                            Jeffery A. Smisek
                                            Secretary

Houston, Texas
April 4, 2000

     PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY BY MAIL IN THE ENCLOSED ENVELOPE, OR AUTHORIZE YOUR PROXY OR DIRECT YOUR VOTE BY INTERNET OR TELEPHONE AS DESCRIBED IN THE ENCLOSED PROXY STATEMENT, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU MAIL THE ENCLOSED PROXY, NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. IF YOU DO ATTEND THE MEETING IN PERSON AND DESIRE TO WITHDRAW YOUR PROXY, YOU MAY DO SO IN THE MANNER DESCRIBED IN THE ENCLOSED PROXY STATEMENT AND VOTE PERSONALLY ON ALL MATTERS PROPERLY BROUGHT BEFORE THE MEETING.

                           CONTINENTAL AIRLINES, INC.
                         1600 SMITH STREET, DEPT. HQSEO
                              HOUSTON, TEXAS 77002
                             ---------------------

                                PROXY STATEMENT

                      2000 ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 23, 2000
                             ---------------------

     This proxy statement is furnished in connection with the solicitation by and on behalf of the Board of Directors of Continental Airlines, Inc., a Delaware corporation (the "Company" or "Continental"), of proxies to be voted at the 2000 Annual Meeting of Stockholders of the Company or any adjournment or adjournments thereof (the "Meeting"), to be held at The Hyatt Regency, 1200 Louisiana Street, Houston, Texas on Tuesday, May 23, 2000, at 10:00 a.m., local time, for the purposes set forth in the accompanying Notice of 2000 Annual Meeting of Stockholders. This proxy statement and the accompanying proxy, together with a copy of the Company's 1999 Annual Report, are being first mailed or otherwise delivered to stockholders on or about April 4, 2000.

THE PROXY

     Stockholders giving proxies may revoke them at any time before they are voted by notifying the Secretary of the Company in writing of such revocation or by delivering to the Secretary a duly executed proxy bearing a later date. To be effective, any such revocation or subsequent proxy must be received prior to the commencement of voting at the Meeting. Revocation of internet or telephonic proxies is accomplished automatically by granting a new proxy by the same means prior to the deadlines described below. If a proxy is properly signed (or, in the case of internet or telephonic voting, properly authenticated) by a holder of common stock and is not revoked, it will be voted at the Meeting in the manner specified on the proxy (or instructed by internet or telephone) or, if no manner is specified or instructed, it will be voted "FOR" the election of directors nominated by the Board of Directors of the Company (the "Board of Directors" or the "Board"), "FOR" approval of the Incentive Plan 2000 and ratification of the appointment of the Company's auditors, and, with respect to other matters that may properly come before the Meeting, in the discretion of the proxies.

     The Company will bear the costs of the solicitation of proxies. In addition to the solicitation of proxies by mail, proxies may also be solicited by internet, telephone, telegram, fax and in person by regular employees and directors of the Company, none of whom will receive additional compensation therefor, and by Morrow & Co., Inc., which the Company has retained to assist in the solicitation of proxies for a fee estimated not to exceed $6,000 plus reasonable out-of-pocket expenses. Arrangements will be made with brokerage houses and with other custodians, nominees and fiduciaries to forward proxy soliciting materials to beneficial owners, and the Company will reimburse such persons for their reasonable out-of-pocket expenses incurred in connection therewith.

INTERNET OR TELEPHONIC PROXIES

     Although you may return the proxy or voting form that accompanies this proxy statement in the postage-paid envelope provided therefor, please consider the following alternatives as well. Internet and telephonic proxies save the Company money. Please note that certain of the internet and telephonic procedures described below may not be available for shares held by Foreigners (as defined below).

     Shares held by you of record. Stockholders with shares registered in their names with Harris Trust and Savings Bank ("Harris"), the Company's transfer agent and registrar, may authorize a proxy by internet at the following address: www.harrisbank.com/wproxy or telephonically by calling Harris at (888) 515-8274. Proxies submitted through Harris by internet or telephone must be received by midnight
(EDT) on May 21, 2000. The giving of such proxy will not affect your right to vote in person should you decide to attend the Meeting.

     Shares held in a bank or brokerage account. A number of banks and brokerage firms participate in a program that also permits stockholders to direct their vote by internet or telephone. This option is separate from that offered by Harris and will be reflected on the voting form from a bank or brokerage firm that accompanies this proxy statement. If your shares are held in an account at a bank or brokerage that participates in such a program, you may direct the vote of those shares by internet or telephone by following the instructions on their enclosed voting form. Votes directed by internet or telephone through such a program must be received by midnight (EDT) on May 22, 2000. The directing of such vote will not affect your right to vote in person should you decide to attend the Meeting; however, you must first request a legal proxy either on the internet or the voting form that accompanies this proxy statement. Requesting a legal proxy will automatically cancel any voting directions you have previously given by internet or by telephone with respect to such shares.

     The internet and telephone proxy procedures are designed to authenticate stockholders' identities, to allow stockholders to give their proxy instructions and to confirm that such instructions have been properly recorded. Counsel has advised the Company that the foregoing internet and telephone proxy procedures are consistent with applicable legal requirements. Stockholders authorizing proxies or directing the voting of shares by internet should bear in mind the possibility that there may be costs associated with electronic access, such as usage charges from internet access providers and telephone companies that must be borne by the stockholder.

RECORD DATE AND VOTING SECURITIES

     The Board of Directors fixed the close of business on March 24, 2000 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting. At the close of business on the record date, the Company had outstanding 11,233,349 shares of Class A common stock, par value $.01 per share, and 51,079,124 shares of Class B common stock, par value $.01 per share.

     Continental's Restated Certificate of Incorporation ("Charter") authorizes the issuance of up to 10 million shares of preferred stock, 50 million shares each of Class A common stock and Class D common stock, and 200 million shares of Class B common stock. No shares of Class D common stock have been issued, and no preferred stock is outstanding. Subject to certain limitations on voting by non-U.S. citizens, each share of Class A common stock is entitled to ten votes per share and each share of Class B common stock is entitled to one vote per share. Shares of Class A common stock may be converted at any time into shares of Class B common stock. The holders of shares representing a majority of the aggregate voting power of the outstanding voting securities entitled to vote at the Meeting, present or represented by proxy, will constitute a quorum for the transaction of business at the Meeting.

     In establishing the presence of a quorum, abstentions and broker non-votes (if any) will be included in the determination of the number of shares represented at the Meeting. Abstentions are treated as votes cast and thus will have the same effect as a vote against a proposal. As to a specific proposal, however, broker non-votes are not treated as votes cast or shares entitled to vote with respect to such matter and thus will not affect the election of directors (who will be elected by a plurality of the votes cast for directors) or the outcome of the proposals to approve the Company's Incentive Plan 2000 or ratify the appointment of independent auditors (each of which requires approval by a majority of the votes cast on the applicable proposal).

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE PROPOSALS CONTAINED IN THIS PROXY STATEMENT.

LIMITATION ON VOTING BY FOREIGN OWNERS

     The Charter defines "Foreign Ownership Restrictions" as "applicable statutory, regulatory and interpretive restrictions regarding foreign ownership or control of U.S. air carriers (as amended or modified from time to time)." Such restrictions currently require that no more than 25% of the voting stock of the Company be owned or controlled, directly or indirectly, by persons who are not U.S. Citizens ("Foreigners") for purposes of the Foreign Ownership Restrictions, and that the Company's president and at least two-thirds of its directors or other managing officers be U.S. Citizens. For purposes of the Charter, "U.S. Citizen" means (i) an individual who is a citizen of the United States; (ii) a partnership each of whose partners is an individual who is a citizen of the United States; or (iii) a corporation or association organized under the laws of the United States or a State, the District of Columbia, or a territory or possession of the United States, of which the president and at least two-thirds of the board of directors and other managing officers are citizens of the United States, and in which at least 75% of the voting interest is owned or controlled by persons who are citizens of the United States. The Charter provides that no shares of capital stock may be voted by or at the direction of Foreigners, unless such shares are registered on a separate stock record (the "Foreign Stock Record") maintained by the Company for the registration of ownership of voting stock by Foreigners. The Company's bylaws ("Bylaws") further provide that no shares will be registered on the Foreign Stock Record if the amount so registered would cause the Company to violate the Foreign Ownership Restrictions or adversely affect the Company's operating certificates or authorities. Registration on the Foreign Stock Record is made in chronological order based on the date the Company receives a written request for registration, except that shares acquired by Air Partners, L.P., a Texas limited partnership ("Air Partners"), in connection with its original investment in the Company that are subsequently transferred to any Foreigner are entitled to be registered prior to, and to the exclusion of, other shares.

                    VOTING RIGHTS AND PRINCIPAL STOCKHOLDERS

     Northwest Airlines, Inc. (through an affiliate referred to hereafter together with Northwest Airlines, Inc. as "Northwest") holds 8,661,224 shares of the Class A common stock of the Company and holds a limited proxy to vote an additional 842,913 such shares in certain circumstances. As of March 24, 2000, the shares held by Northwest represented approximately 14% of the common equity interest and approximately 50.3% of the fully-diluted voting power of the Company. Together with its limited proxy, Northwest held the power to control approximately 55.2% of the Company's fully diluted voting power under certain limited circumstances at that date.

     The Company has a corporate governance agreement with certain affiliates of Northwest (the "Northwest Parties") designed to assure the independence of the Company's Board and management during the six-year term of the governance agreement through November 20, 2004. Under the governance agreement, as amended, the Northwest Parties have agreed not to beneficially own voting securities of the Company in excess of 50.1% of the fully diluted voting power of the Company's voting securities, subject to certain exceptions, including third-party acquisitions or tender offers for 15% or more of the voting power of the Company's voting securities and increases in voting power caused by repurchases of common stock by Continental. The Northwest Parties have deposited all voting securities of the Company beneficially owned by them (other than the shares for which they hold only a limited proxy) in a voting trust with an independent voting trustee requiring that such securities be voted (i) on all matters other than the election of directors, in the same proportion as the votes cast by other holders of voting securities, and (ii) in the election of directors, for the election of Independent Directors (as defined) (who must constitute a majority of the Board) nominated by the Board of Directors. However, in the event of a merger or similar business combination or a recapitalization, liquidation or similar transaction, a sale of all or substantially all of the Company's assets, an issuance of voting securities that would represent more than 20% of the voting power of the Company prior to issuance, or any amendment of the Company's charter or bylaws that would materially and adversely affect Northwest (each, an "Extraordinary Transaction"), the shares may be voted as directed by the Northwest Party owning such shares, and if a third party is soliciting proxies in an election of directors, the shares may be voted at the option of such Northwest Party either as recommended by the Company's Board of Directors or in the same proportion as the votes cast by the other holders of voting securities.

     The Northwest Parties have also agreed to certain restrictions on the transfer of voting securities owned by them, have agreed not to seek to affect or influence the Company's Board of Directors or the control of the management of the Company or the business, operations, affairs, financial matters or policies of the Company or to take certain other actions, and have agreed to take all actions necessary to cause Independent Directors to at all times constitute at least a majority of the Company's Board of Directors. The Company has granted preemptive rights to a Northwest Party with respect to issuances of Class A common stock and certain issuances of Class B common stock. The Northwest Parties have agreed that certain specified actions, together with any material transactions between the Company and Northwest or its affiliates, including any modifications or waivers of the governance agreement or the Company's alliance agreement with Northwest, may not be taken without the prior approval of a majority of the Board of Directors, including the affirmative vote of a majority of the Independent Directors.

     The governance agreement also required the Company to adopt a shareholder rights plan with reasonably customary terms and conditions, with an acquiring person threshold of 15% of the outstanding voting power and with appropriate exceptions for the Northwest Parties for actions permitted by and taken in compliance with the governance agreement. A rights plan meeting these requirements was adopted effective November 20, 1998, and was subsequently amended to permit an acquiring person threshold of 20% for an Institutional Investor (as defined therein).

     In addition to the governance agreement, which is scheduled to expire on November 20, 2004, or if earlier, upon the date that the Northwest Parties cease to beneficially own voting securities representing at least 10% of the fully diluted voting power of the Company's voting securities, the Company has a supplemental agreement with the Northwest Parties that extends the effect of a number of the provisions of the governance agreement for an additional four years. For instance, the Northwest Parties must act to ensure that a majority of the Company's Board is comprised of Independent Directors, and certain specified actions, together with material transactions between the Company and Northwest or its affiliates, including any modifications or waivers of the supplemental agreement or the alliance agreement, may not be taken without the prior approval of a majority of the Board of Directors, including the affirmative vote of a majority of the Independent Directors. The Northwest Parties will continue to have the right to vote Company stock in their discretion on any Extraordinary Transaction during the supplemental period, but also will be permitted to vote in their discretion on other matters up to 20% of the outstanding voting power (their remaining votes to be cast neutrally, except in a proxy contest, as contemplated in the governance agreement), subject to their obligation set forth in the previous sentence. If, during the term of the supplemental agreement, the Company's rights plan were amended to allow certain parties to acquire more shares than is currently permitted, or if the rights issued thereunder were redeemed, the Northwest Parties could vote all of their shares in their discretion. Certain transfer limitations are imposed on the Northwest Parties during the supplemental period. The Company has granted preemptive rights to a Northwest Party with respect to issuances of Class A common stock and certain issuances of Class B common stock that occur during such period. The Company has agreed to certain limitations upon its ability to amend its charter, bylaws, executive committee charter and rights plan during the term of the supplemental agreement. Following the supplemental period, the supplemental agreement requires the Northwest Parties to take all actions necessary to cause Continental's Board to have at least five independent directors, a majority of whom will be required to approve material transactions between Continental and Northwest or its affiliates, including the amendment, modification or waiver of any provisions of the supplemental agreement or the alliance agreement.

     The following table sets forth, as of March 24, 2000 (except as otherwise set forth below), certain information with respect to persons owning beneficially (to the knowledge of the Company) more than five percent of any class of the Company's voting securities. The table also sets forth the respective general voting power of such persons. Information in the table is based on reports that have been filed with the Securities and

Exchange Commission (the "SEC") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and information furnished to the Company by such holders.

                                                         AMOUNT
                                                       AND NATURE                GENERAL
      NAME AND ADDRESS                                OF BENEFICIAL   PERCENT     VOTING
    OF BENEFICIAL HOLDER          TITLE OF CLASS        OWNERSHIP     OF CLASS   POWER(1)
    --------------------          --------------      -------------   --------   --------
Northwest Airlines
  Corporation                  Class A common stock     9,504,137(2)    84.6%      58.2%
  2700 Lone Oak Parkway
  Eagan, MN 55121
1998 CAI Partners, L.P.(3)     Class A common stock       613,403        5.5%       3.8%
1992 Air, Inc.(3)              Class A common stock       826,513        7.4%       5.1%
David Bonderman(3)             Class A common stock       842,913        7.5%       5.2%
AXA Financial, Inc.            Class B common stock    25,068,161(4)    49.1%      15.3%
  1290 Avenue of the Americas
  New York, NY 10104

---------------

(1) Each share of Class A common stock is entitled to ten votes, and each share of Class B common stock is entitled to one vote. General Voting Power includes the combined total of the votes attributable to Class A common stock and Class B common stock outstanding at March 24, 2000. Shares of Class A common stock may be converted at any time into shares of Class B common stock. Because the Class A common stock has ten votes per share and the Class B common stock has one vote per share, such conversions effectively increase the relative voting power of those Class A stockholders who do not convert.

(2) As described above and based on reports filed with the SEC pursuant to the Exchange Act and information provided to the Company, Northwest Airlines Corporation (for purposes of this footnote, individually "Northwest") shares voting and dispositive power as to all such shares. Northwest beneficially owns 8,661,224 shares of Class A common stock, and has the right to vote in certain circumstances under a limited proxy granted to it an additional 842,913 shares. The 8,661,224 owned shares have been placed in a voting trust, for which Wilmington Trust Company acts as trustee. Wilmington Trust's address is Rodney Square North, 1100 North Market Street, Wilmington, DE 19890, and the manner in which it is permitted to vote is described above. Of the shares subject to a limited proxy, 613,403 are held by 1998 CAI Partners, L.P., a Texas limited partnership ("CAIP"), 213,110 are beneficially owned by 1992 Air, Inc. and 16,400 are beneficially owned by Bonderman Family Limited Partnership ("BFLP"). See also note 3 below.

(3) The principal business address of each such party is 201 Main Street, Suite 2420, Fort Worth, TX 76102. 1992 Air GP is the general partner of CAIP and thus could be deemed to be the beneficial owner of the shares held by CAIP. 1992 Air, Inc., as the majority general partner of 1992 Air GP and because of its direct ownership of 213,110 shares of Class A common stock, may be deemed to be the beneficial owner of an aggregate of 826,513 shares of Class A common stock. David Bonderman, as the controlling shareholder of 1992 Air, Inc. and the sole general partner of BFLP, may be deemed to be the beneficial owner of 842,913 shares of Class A common stock. The aggregate number of shares of Class A common stock that BFLP may be deemed to own is 33,504, comprised of the 16,400 shares it owns directly and 17,104 shares it may be deemed to own beneficially because of its position as a limited partner of CAIP, and on the basis of certain provisions of the Limited Partnership Agreement of CAIP. David Bonderman and Donald Sturm, each a director of the Company, are also limited partners of CAIP. Not included in the amounts shown are 180,483 shares of Class B common stock owned by Mr. Bonderman, 26,000 shares of Class B common stock subject to outside director stock options held by Mr. Bonderman, and 682,450 shares of Class B common stock beneficially owned by BFLP, which Mr. Bonderman may be deemed to beneficially own.

(4) As of December 31, 1999, based on a report filed with the SEC pursuant to the Exchange Act in February 2000 by AXA Financial, Inc. (formerly The Equitable Companies Incorporated), AXA (which beneficially owns a majority interest in AXA Financial, Inc.), and a group of French mutual insurance companies (AXA Conseil Vie Assurance Mutuelle, AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, and AXA Courage Assurance Mutuelle)(which beneficially own a majority interest in AXA). The shares shown represent beneficial ownership by registered broker-dealer or investment advisor subsidiaries of AXA Financial, Inc. According to such report, the following such subsidiaries have an interest in the reported securities representing greater than 5% of the Class B common stock:
    Alliance Capital Management L.P. (21,735,261 shares) and Equitable Life Assurance Society of the United States (3,332,600 shares). AXA Financial, Inc. may be deemed to have sole voting power with respect to 8,832,404 shares, shared voting power with respect to 13,087,540 shares, sole dispositive power with respect to 25,063,821 shares and shared dispositive power with respect to 4,340 shares.

BENEFICIAL OWNERSHIP OF COMMON STOCK BY DIRECTORS AND EXECUTIVE OFFICERS

     The following table shows, as of March 24, 2000, the number of shares of Class B common stock beneficially owned by each of the current directors, the executive officers named below in the Summary Compensation Table, and all executive officers and directors as a group. Also reflected in the amounts shown are shares of Class A common stock, which are convertible into an equal number of shares of Class B common stock and are set forth in the footnotes to the table. See also "Voting Rights and Principal Stockholders."

                                                         AMOUNT AND
                                                          NATURE OF
                                                         BENEFICIAL            PERCENT
NAME OF BENEFICIAL OWNERS                               OWNERSHIP(1)           OF CLASS
-------------------------                               ------------           --------
Thomas J. Barrack, Jr. ..............................       26,000(2)            *
Gordon M. Bethune....................................      572,694(3)            1.1%
David Bonderman......................................    1,731,846(4)            3.3%
Gregory D. Brenneman.................................      413,711(5)            *
Kirbyjon H. Caldwell.................................        5,288(6)            *
Patrick Foley........................................       26,000(7)            *
Lawrence W. Kellner..................................      209,651(8)            *
Douglas H. McCorkindale..............................       26,000(7)            *
C.D. McLean..........................................      215,769(9)            *
George G. C. Parker..................................      21,400(10)            *
Richard W. Pogue.....................................      14,600(11)            *
William S. Price III.................................      24,929(10)            *
Jeffery A. Smisek....................................     201,000(12)            *
Donald L. Sturm......................................     531,947(13)            1.0%
Karen Hastie Williams................................       20,000(7)            *
Charles A. Yamarone..................................      31,000(14)            *
All executive officers and directors as a group......   5,356,381(15)           10.3%

---------------

  *  Less than 1%

 (1) The persons listed have the sole power to vote and dispose of the shares beneficially owned by them except as otherwise indicated. See also the previous table and text under the caption "Voting Rights and Principal Stockholders."

 (2) Includes 23,000 shares subject to vested director stock options and 3,000 shares held in trust for the benefit of Mr. Barrack's children, as to which shares Mr. Barrack disclaims beneficial ownership.

 (3) Includes 570,000 shares subject to vested options, or vesting within 60 days after March 24, 2000.

 (4) Includes 842,913 shares of Class A common stock described in note 3 to the previous table, 26,000 shares subject to vested director stock options and 682,450 shares beneficially owned by BFLP.

 (5) Includes 411,500 shares subject to vested options, or vesting within 60 days after March 24, 2000.

 (6) Includes 5,000 shares subject to vested director stock options.

 (7) Represents shares subject to vested director stock options.

 (8) Includes 207,500 shares subject to vested options, or vesting within 60 days after March 24, 2000, and 200 shares owned by a relative of Mr. Kellner, as to which shares Mr. Kellner shares dispositive power but disclaims beneficial ownership.

 (9) Includes 213,750 shares subject to vested options, or vesting within 60 days after March 24, 2000.

(10) Includes 20,000 shares subject to vested director stock options.

(11) Includes 10,000 shares subject to vested director stock options and 2,000 shares of Class A common stock.

(12) Includes 195,000 shares subject to vested options, or vesting within 60 days after March 24, 2000, and 2,000 shares of Class A common stock.

(13) Includes 26,000 shares subject to vested director stock options, 30,200 shares held in trust for the benefit of one of Mr. Sturm's children and 130,200 shares held in a charitable trust for which Mr. Sturm acts as Trustee. Also includes 147,019 shares of Class A common stock representing Mr. Sturm's proportionate interest in Class A common stock beneficially owned by CAIP. Mr. Sturm is a limited partner of CAIP and, as such, may be deemed to share voting and dispositive power with respect to the shares beneficially owned by CAIP that are attributable to such limited partnership interest.

(14) Includes 23,000 shares subject to vested director stock options.

(15) Includes 3,073,439 shares subject to vested options, or vesting within 60 days after March 24, 2000, which are held by executive officers and non-employee directors of the Company, and 848,113 shares of Class A common stock. See also notes 4 and 13.

                              GENERAL INFORMATION

BOARD OF DIRECTORS MEETINGS

     Regular meetings of the Board of Directors are generally held four times per year, and special meetings are scheduled when required. The Board held four meetings in 1999.

STANDING COMMITTEES OF THE BOARD

     The Audit Committee has the authority and power to act on behalf of the Board of Directors with respect to the appointment of independent auditors for the Company and with respect to authorizing any special audit or audit-related activities which, in its discretion, are deemed necessary to perform its functions. The committee monitors the audit activities of the Company and its subsidiaries to assure that they have implemented proper internal accounting controls and reviews and discusses the Company's audited financial statements with management and the independent auditors. The committee consists of three non-employee directors and met four times in 1999.

     The Executive Committee exercises certain powers of the Board of Directors between Board meetings. The committee, which consists of two non-employee directors and one officer-director of the Company, held no formal meetings in 1999, but took several actions by unanimous written consent.

     The Finance and Strategy Committee reviews the Company's annual budget, its short and long-term strategic plans and its plans for raising capital and increasing liquidity, and makes recommendations to the Board of Directors regarding implementation of those plans as the committee deems appropriate. The committee, which consists of two officer-directors and three non-employee directors, met once in 1999.

     The Human Resources Committee has the authority and power to act on behalf of the Board of Directors with respect to all matters relating to the employment of senior officers by the Company and its subsidiaries, including but not limited to approval of compensation, benefits, incentives and employment contracts. The committee administers the Company's stock option, employee stock purchase and profit sharing plans, the executive bonus program and other incentive programs. The committee consists of four non-employee directors and met four times in 1999.

     The Independent Directors Committee reviews compliance by Northwest and its affiliates with the provisions of the governance agreement, as amended, and related agreements to assure that the standstill, voting, transfer, conduct, board composition, approval and other requirements, restrictions, terms and conditions of such agreements are adhered to and that the benefits thereunder for the Company and its stockholders are fully protected. The Committee consists of eight non-employee directors and met one time in 1999.

     The Company does not have a nominating committee.

     During 1999, each director of the Company attended at least 75% of the sum of the total number of meetings of the Board and each committee of which he or she was a member.

COMPENSATION OF DIRECTORS

     Members of the Board of Directors who are not full-time employees of the Company are paid $35,000 per year, $2,000 (or $3,000 for the chairperson) for each Board and committee meeting physically attended, $1,000 for each Board meeting attended by telephone, and $500 for each committee meeting attended by telephone. Directors who conduct Company business in their capacities as directors on behalf of the Company at the request of the Board or the Chairman of the Board are paid (i) for telephone participation in Board and Committee meetings as if they were physically present, if their conducting Company business makes it reasonably impracticable for them to attend the meeting in person, and (ii) $3,000 per day spent outside the United States while conducting such Company business. Stock options relating to 5,000 shares of Class B common stock are granted to non-employee directors following each annual meeting of stockholders and bear exercise prices equal to the fair market value of such stock on such date. A grant of options to purchase 5,000 shares of Class B common stock is also made to directors who are first elected to the Board other than at an annual meeting of stockholders. In addition, each non-employee director receives lifetime flight benefits, comprised of space-available personal and family flight passes, a travel card permitting positive space travel by the director, the director's family and certain other individuals (which is taxable to the director, subject to the reimbursement of certain of such taxes by the Company), a frequent flyer card and an airport lounge card. During 1999, the value imputed by the Company to the use of such flight benefits by the Company's non-employee directors, including the reimbursement of related taxes by the Company, varied by director, but did not exceed $11,200 for any of the directors.

     Full-time employees of the Company who serve as directors receive reimbursement of expenses incurred in attending meetings, in addition to flight and other benefits provided in their employment agreements or shared generally by other employees of the Company.

EXECUTIVE OFFICERS

     The following table sets forth certain information with respect to the Company's current executive officers:

           NAME, AGE AND POSITION                     TERM OF OFFICE AND BUSINESS EXPERIENCE
           ----------------------                     --------------------------------------
GORDON M. BETHUNE, age 58....................  Chairman of the Board and Chief Executive Officer
  Chairman of the Board and Chief Executive    since September 1996. Director since August 1994;
  Officer                                      President and Chief Executive Officer (November
                                               1994-September 1996); President and Chief Operating
                                               Officer (February 1994-November 1994); various
                                               positions with The Boeing Company commencing in
                                               1988, including Vice President and General Manager
                                               of the Commercial Airplane Group Renton Division,
                                               Vice President and General Manager of the Customer
                                               Services Division and Vice President of Airline
                                               Logistics Support; Director of: Sysco Corporation;
                                               Honeywell International Inc.

           NAME, AGE AND POSITION                     TERM OF OFFICE AND BUSINESS EXPERIENCE
           ----------------------                     --------------------------------------
GREGORY D. BRENNEMAN, age 38.................  President and Chief Operating Officer since
  President, Chief Operating Officer and       September 1996. Director since June 1995; Chief
  Director                                     Operating Officer (May 1995- September 1996);
                                               Consultant to the Company (February-April 1995);
                                               various positions, including Vice President, with
                                               Bain & Company, Inc. (consulting firm) commencing in
                                               1987; Director of J. Crew Group Inc.
LAWRENCE W. KELLNER, age 41..................  Executive Vice President and Chief Financial Officer
  Executive Vice President and Chief           since November 1996. Senior Vice President and Chief
  Financial Officer                            Financial Officer (June 1995-November 1996);
                                               Executive Vice President and Chief Financial Officer
                                               of American Savings Bank, F.A. (November 1992-May
                                               1995); Director of Belden & Blake Corporation.
C.D. McLEAN, age 58..........................  Executive Vice President -- Operations since
  Executive Vice President -- Operations       November 1996. Senior Vice President -- Operations
                                               (April 1994-November 1996).
JEFFERY A. SMISEK, age 45....................  Executive Vice President, General Counsel and
  Executive Vice President, General Counsel    Secretary since November 1996. Senior Vice
  and Secretary                                President, General Counsel and Secretary (April
                                               1995-November 1996); Director of Tuboscope, Inc.
MICHAEL H. CAMPBELL, age 51..................  Senior Vice President -- Human Resources and Labor
  Senior Vice President -- Human Resources     Relations since January 1997. Partner, Ford &
  and Labor Relations                          Harrison LLP (law firm) (1978-1997).
MARK A. ERWIN, age 44........................  Senior Vice President -- Airport Services since
  Senior Vice President -- Airport Services    April 1995.
J. DAVID GRIZZLE, age 45.....................  Senior Vice President -- Corporate Development since
  Senior Vice President -- Corporate           November 1996. Vice President -- Alliance
  Development                                  Development (April 1995-November 1996).
GERALD LADERMAN, age 42......................  Senior Vice President -- Finance since January 2000.
  Senior Vice President -- Finance             Vice President -- Corporate Finance (June
                                               1995-December 1999); Vice President -- Aircraft
                                               Programs (May 1993-June 1995).
GEORGE L. MASON, age 53......................  Senior Vice President -- Technical Operations since
  Senior Vice President -- Technical           November 1996. Vice President -- Technical
  Operations                                   Operations (March 1994-November 1996).
DEBORAH L. McCOY, age 45.....................  Senior Vice President -- Flight Operations since
  Senior Vice President -- Flight Operations   September 1999. Vice President -- Flight Training
                                               and Inflight (April 1997-September 1999); Staff Vice
                                               President -- Standards Training and Performance (May
                                               1996-April 1997); Senior Director -- Operational
                                               Performance (December 1994-May 1996); Nominee for
                                               Director of Eaton Corp.
JAMES B. REAM, age 44........................  President of Continental Express, Inc. since October
  President of Continental Express, Inc.       1999. Senior Vice President -- Asia of Continental
                                               Airlines, Inc. (March 1998-October 1999); President
                                               and Chief Operating Officer of Continental
                                               Micronesia, Inc. ("CMI") (October 1996-April 1998);
                                               Executive Vice President and Chief Operating Officer
                                               of CMI (June 1996-October 1996); Vice
                                               President -- Finance of Continental Airlines, Inc.
                                               (December 1994-June 1996).

           NAME, AGE AND POSITION                     TERM OF OFFICE AND BUSINESS EXPERIENCE
           ----------------------                     --------------------------------------
BONNIE S. REITZ, age 47......................  Senior Vice President -- Sales and Distribution
  Senior Vice President -- Sales and           since November 1996. Vice President -- Marketing and
  Distribution                                 Sales (August 1994-November 1996).
BARRY P. SIMON, age 57.......................  Senior Vice President -- International since
  Senior Vice President                        November 1996. Senior Vice President -- Europe (June
                                               1995-November 1996); Senior Vice
                                               President -- Strategic Business Units (April
                                               1995-June 1995).
KUNIAKI (JUN) TSURUTA, age 64................  Senior Vice President -- Purchasing and Materials
  Senior Vice President -- Purchasing and      Services since November 1996. Vice
  Materials Services                           President -- Purchasing (April 1994-November 1996).
JOHN E. (NED) WALKER, age 48.................  Senior Vice President -- Worldwide Corporate
  Senior Vice President -- Worldwide           Communi- cations since March 2000; Vice
  Corporate Communications                     President -- Corporate Communications (November
                                               1994-March 2000).
JANET P. WEJMAN, age 42......................  Senior Vice President and Chief Information Officer
  Senior Vice President and Chief Information  since November 1996. Vice President and Chief
  Officer                                      Information Officer (February 1996-November 1996);
                                               Assistant Vice President of System Technology and
                                               User Training, Chicago & North Western Railroad
                                               (August 1992-November 1996).

     There is no family relationship between any of the executive officers. All officers are appointed by the Board of Directors to serve until their resignation, death or removal.

COMPENSATION OF EXECUTIVE OFFICERS

     The following tables set forth (i) the aggregate amount of remuneration paid by the Company during 1999, 1998 and 1997 to the chief executive officer and the four other most highly compensated executive officers of the Company in 1999 and (ii) information regarding stock options exercised in 1999 and the value of the options held by such individuals at the end of 1999. None of the top five executive officers of the Company received an option grant during 1999.

                           SUMMARY COMPENSATION TABLE

                                                                                   LONG-TERM COMPENSATION
                                                                              ---------------------------------
                                              ANNUAL COMPENSATION                     AWARDS            PAYOUTS
                                    ---------------------------------------   -----------------------   -------
                                                                 OTHER        RESTRICTED   SECURITIES
                                                                ANNUAL          STOCK      UNDERLYING    LTIP      ALL OTHER
NAME AND PRINCIPAL POSITION  YEAR    SALARY     BONUS(1)    COMPENSATION(2)     AWARDS      OPTIONS     PAYOUTS   COMPENSATION
---------------------------  ----   --------   ----------   ---------------   ----------   ----------   -------   ------------
Gordon M. Bethune..........  1999   $860,840   $6,390,500       $6,012            $0              0       $0           $0
  Chairman of the Board and  1998    765,000    1,381,500        2,941             0        650,000        0            0
  Chief Executive Officer    1997    755,750      937,500        2,005             0        150,000        0            0
Gregory D. Brenneman.......  1999   $658,376   $4,412,500       $6,692            $0              0       $0           $0
  President and Chief        1998    586,508    1,018,752        6,316             0        550,000        0            0
  Operating Officer          1997    583,410      718,749        9,011             0         90,000        0            0
Lawrence W. Kellner........  1999   $476,310   $2,387,500       $7,872            $0              0       $0           $0
  Executive Vice President   1998    428,400      675,000       11,716             0        250,000        0            0
  and Chief Financial
    Officer                  1997    427,172      525,000        7,279             0         60,000        0            0
C.D. McLean................  1999   $435,815   $2,337,500       $1,152            $0              0       $0           $0
  Executive Vice President   1998    383,100      618,752        5,427             0        200,000        0            0
   -- Operations             1997    381,600      468,752        3,511             0         60,000        0            0
Jeffery A. Smisek..........  1999   $404,919   $2,300,000       $7,445            $0              0       $0           $0
  Executive Vice President,  1998    356,996      587,500        8,783             0        200,000        0            0
  General Counsel and        1997    355,992      437,500        9,561             0         60,000        0            0
  Secretary

---------------

(1) 1999 and 1998 include stay bonus amounts paid in connection with Northwest's acquisition of certain of the Company's capital stock in November 1998. The Company also agreed to make charitable contributions in the executives' names, including to the We Care Trust (the employee assistance charitable fund of Continental), in the amount of $340,000 in the case of Mr. Bethune, $1,000,000 in the case of Mr. Brenneman, $250,000 in the case of Mr. Kellner, $250,000 in the case of Mr. McLean and $250,000 in the case of Mr. Smisek.

(2) Represents a tax adjustment relating to certain travel benefits provided by the Company.

         AGGREGATED OPTION EXERCISES IN 1999 AND YEAR-END OPTION VALUES

                                                       NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                      UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS AT
                           SHARES                   OPTIONS AT FISCAL YEAR-END        FISCAL YEAR-END(1)
                          ACQUIRED       VALUE      ---------------------------   ---------------------------
         NAME            ON EXERCISE    REALIZED    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
         ----            -----------   ----------   -----------   -------------   -----------   -------------
Gordon M. Bethune......    137,500     $5,628,125     532,500        487,500      $7,768,750     $3,515,625
Gregory D. Brenneman...    137,500      5,371,094     381,500        412,500       5,289,063      3,023,438
Lawrence W. Kellner....     37,500      1,441,406     192,500        187,500       2,752,813      1,335,938
C.D. McLean............     18,750        732,422     198,750        150,000       3,317,656        984,375
Jeffery A. Smisek......     37,500      1,549,219     180,000        150,000       2,635,625        984,375

---------------

(1) Determined based on the closing price of the Class B common stock on December 31, 1999 of $44.375.

EMPLOYMENT AGREEMENTS

     Agreements with Mr. Bethune and Mr. Brenneman. Continental has entered into employment agreements with each of Mr. Bethune and Mr. Brenneman relating to his service as an officer and director of the Company. The agreements provide for
(i) an annual base salary of not less than $850,000 for Mr. Bethune and $650,000 for Mr. Brenneman; (ii) participation in any Company cash bonus program at the maximum level available to any executive (and not less than the Bonus Percentage defined below); (iii) a supplemental executive retirement plan ("SERP"), disability benefits and life insurance; (iv) flight benefits substantially identical to those currently provided to non-employee directors ("Flight Benefits"); and (v) perquisites and other matters. The "Bonus Percentage" is equal to the annual percentage of base salary (i.e., 0% to 125%) paid or payable under the Company's executive bonus program.

     Pursuant to the SERP, each executive receives a base retirement benefit in the form of an annual straight life annuity in an amount equal to the product of
(x) 2.5% times (y) the number of his credited years of service (as defined, which include additional credited years of service for each of the next five years to induce the executive to remain in the employ of the Company, with the executive receiving an additional three years of credited service if he receives a Termination Payment (as defined below) under his employment agreement) times
(z) his final average compensation (including salary and cash bonuses, other than bonuses paid prior to April 1, 1995, certain stay bonus amounts described elsewhere in this proxy statement, and cash bonuses paid under any long-term incentive plans or programs adopted by the Company). Amounts payable under the Company's Retirement Plan are offset against the SERP benefit.

     Each agreement may be terminated at any time by either party, with or without cause. Each agreement is in effect until November 20, 2003 and is automatically extended for an additional five-year period on each successive fifth anniversary of such date, unless earlier terminated or not extended by either party. If the executive's employment agreement is not extended by the executive, or is terminated by the Company for cause (as described in the agreement) or by the executive without good cause (as described in the agreement), the Company will provide him with (i) a lump-sum payment of approximately $5.1 million (for Mr. Bethune) or $3.9 million (for Mr. Brenneman), the amount to which he would have been entitled under his previous employment agreement if he had left the employ of the Company following the purchase in 1998 by Northwest of certain of the Company's capital stock (the "Existing Severance"), (ii) the SERP benefit and (iii) Flight Benefits (together, the "Base Benefits"). If his employment is terminated by the Company for reasons other than death, disability or cause, or if the Company does not extend his employment agreement, or if the executive terminates his employment agreement for good cause, then the Company shall, in addition to providing the Base Benefits, (i) cause all options and any shares of restricted stock awarded to the executive to vest, (ii) make a lump-sum cash severance payment to the executive (calculated as described below, the "Termination Payment"), (iii) provide the executive with out-placement, office and other perquisites for certain specified periods, and (iv) provide the executive and his eligible dependents with certain insurance benefits. Alternatively, if the Company terminates the executive's employment due to death or disability, the Company shall provide the Base Benefits and cause all options and any shares of restricted stock awarded to the executive to vest, and the executive, or his beneficiaries, will receive life insurance benefits or, upon the cessation of long-term disability payments prior to the executive's attainment of age 65 while disabled, a Company payment, in an amount equal to the Termination Payment. The "Termination Payment" referred to above is equal to three times the sum of (a) the executive's then current annual base salary and (b) a deemed annual bonus equal to the Bonus Percentage (with respect to the most recently ended fiscal year) of such salary.

     The Company is required to maintain life insurance on the executive's behalf in an amount not less than the Termination Payment. Each executive is indemnified by the Company for his tax obligations with respect to payments or other benefits under the agreement or otherwise to the extent that such payments or other benefits are subject to an excise or other special additional tax that would not have been imposed absent such payments or other benefits.

     Agreements with Other Named Executives. Continental has entered into employment agreements with each of Messrs. Kellner, McLean and Smisek, which agreements contain substantially identical terms. The agreements provide for an annual base salary of not less than $470,000, $430,000 and $400,000, respectively, participation in any Company cash bonus program at the maximum level available to any executive, a SERP with terms similar to Mr. Bethune's and based on the executive's compensation, Flight Benefits, perquisites and other matters. Each of the agreements may be terminated at any time by either party, with or without cause. Each agreement is for a two-year term of employment ending in November 2000. If the applicable executive's employment is terminated by expiration of the employment agreement, the executive will receive (i) Flight Benefits, (ii) the applicable SERP benefit, (iii) vesting of all options and any shares of restricted stock awarded to him, and (iv) office and other perquisites for certain specified periods. If the Company terminates the executive's employment for reasons other than death, disability or cause (as described in the agreement), the executive will receive, in addition to the benefits he would receive had the agreement expired, a severance payment (as described below), certain out-placement services and certain insurance benefits for himself and his eligible dependents. If the executive terminates his employment for any reason, he will be entitled to Flight Benefits and the applicable SERP benefit. Additionally, if the executive terminates his employment for good cause (as described in the agreement), then the Company shall (i) make a severance payment to the executive, (ii) provide the executive with out-placement services and office and other perquisites, and (iii) provide the executive and his eligible dependents with certain insurance benefits. The severance payment referenced above is equal to the product of (A) the sum of (1) the executive's then current annual base salary and (2) a deemed annual bonus equal to the Bonus Percentage (with respect to the most recently ended fiscal year) of such salary, multiplied by (B) a fraction, the numerator of which is the number of months in the severance period (described below) and the denominator of which is 12. If the executive's employment is terminated within two years after a Change in Control (as defined in the Company's 1998 Stock Incentive Plan) or, if such termination occurs prior to November 21, 2000, the severance period means the period commencing on the date of termination and continuing for 36 months. If the executive's employment is terminated prior to a Change in Control or after the date which is two years after a Change in Control, the severance period means the period commencing on the date of termination and continuing for 24 months. Each of the executives is indemnified by the Company for his tax obligations with respect to payments or other benefits under his agreement or otherwise to the extent that such payments or other benefits are subject to an excise or other special additional tax that would not have been imposed absent such payments or other benefits.

RETIREMENT PLAN

     The Continental Airlines Retirement Plan (the "Retirement Plan"), adopted in 1988, is a noncontributory, defined benefit pension plan. Substantially all employees of Continental and certain designated affiliates are eligible to participate in the Retirement Plan. The following table represents the estimated annual benefits payable in the form of a single life annuity to participants in specified service and compensation categories under the Retirement Plan as it pertains to non-pilots. Under the Retirement Plan, final average compensation means the average of the participant's highest five consecutive years of compensation during the last ten calendar years with Continental and its affiliates for participating employees other than pilots. For pilots, final average compensation means the average of the participant's highest 60 consecutive months of compensation during the last 120 months with Continental and its designated affiliates (with shorter averaging periods applying prior to January 1, 2003). Final average compensation includes regular pay and shift differential, and excludes bonuses, severance pay, incentive and other special forms of pay. Regulations under the Internal Revenue Code of 1986, as amended (the "Code"), currently limit the compensation covered by the Retirement Plan to $170,000 for plan years beginning in 2000. This limit is indexed and is increased from time to time in accordance with IRS regulations. The table reflects benefit amounts calculated using the compensation limit and average social security wage base in effect for participants who reach age 65 in 2000.

                               PENSION PLAN TABLE

                                                  YEARS OF SERVICE
                              ---------------------------------------------------------
FINAL AVERAGE COMPENSATION       5        10        15        20        25        30
--------------------------    -------   -------   -------   -------   -------   -------
$100,000....................  $ 7,456   $14,912   $22,368   $29,825   $37,281   $44,737
$125,000....................    9,506    19,012    28,518    38,025    47,531    57,037
$150,000....................   11,556    23,112    34,668    46,225    57,781    69,337
$170,000....................   13,196    26,392    39,588    52,785    65,981    79,177

     Messrs. Bethune and McLean are estimated to have six credited years of service under the plan and Messrs. Brenneman, Kellner and Smisek are estimated to have five such years. In addition, each such officer's employment agreement provides for certain supplemental retirement benefits, which benefits will be offset by amounts received under the Retirement Plan. Under the Retirement Plan, a retired participant's annual benefit commencing at or after the normal retirement age of 65 (60 in the case of pilots) is equal to 1.19% of the participant's final average compensation plus 0.45% of the participant's final average compensation (or a variable percentage in the case of pilots) in excess of the average Social Security wage base, multiplied by the participant's years of participation up to the applicable maximum years of participation. Special rules also apply for certain other work groups of the Company.

PERFORMANCE GRAPH

     The following graph compares the cumulative total return on the Class B common stock (the more widely traded of the Company's common stocks) with the cumulative total returns (assuming reinvestment of dividends) on the Standard & Poor's Airline Index and the Standard & Poor's 500 Stock Index as if $100 were invested in the Class B common stock and each such index on December 31, 1994. [PERFORMANCE CHART]

                                                  CONTINENTAL AIRLINES          S&P AIRLINE INDEX             S&P 500 INDEX
                                                  --------------------          -----------------             -------------
12/30/94                                                  100.00                     100.00                      100.00
12/29/95                                                  470.27                     145.86                      137.58
12/31/96                                                  610.81                     159.72                      169.17
12/31/97                                                 1040.54                     268.81                      225.61
12/31/98                                                  724.32                     260.01                      290.09
12/31/99                                                  959.46                     238.49                      351.13

                                          12/30/94   12/29/95   12/31/96   12/31/97    12/31/98   12/31/99
                                          --------   --------   --------   ---------   --------   --------
 Continental Airlines...................  $100.00    $470.27    $610.81    $1,040.54   $724.32    $959.46
 S&P Airline Index......................  $100.00    $145.86    $159.72    $  268.81   $260.01    $238.49
 S&P 500 Index..........................  $100.00    $137.58    $169.17    $  225.61   $290.09    $351.13

EXECUTIVE COMPENSATION REPORT OF THE HUMAN RESOURCES COMMITTEE

  General Compensation Strategy

     In 1999, the Board's Human Resources Committee (the "Committee") continued its prior compensation strategy, which is to:

     - Develop an appropriate linkage between compensation levels and the creation of stockholder value

     - Provide that the total compensation program will be able to attract, motivate and retain employees of outstanding talent

     - Achieve competitiveness of total compensation

     - Focus on variable pay to provide incentive to improve performance

     In considering appropriate executive compensation levels, the Committee applies these factors to available marketplace compensation data for U.S. airlines of comparable size, including industry peer airlines shown in the performance graph, as well as available marketplace compensation data for certain non-airline companies with historical revenue, stock appreciation, stock volatility and other characteristics deemed comparable to the Company by the Committee. The elements of compensation included in the competitive analysis generally are base salaries, annual incentives and long-term incentives.

     Having announced in September 1997 its intention to bring all employees to industry standard wages over a three-year period, the Company continued raising the salaries and wages of certain non-executive employees during 1999. Nearly all employees other than officers and other senior managers of the Company are incentivized through the Company's profit sharing plan and on-time arrival bonus structure, and all employees are able to participate in the Company's success through participation in the employee stock purchase plan. Executives' incentives are linked to the Company's performance through the executive bonus program, through the award of stock options and through a new long term incentive performance award program implemented under the Incentive Plan 2000 submitted for stockholder approval at the Meeting. Other officers and senior managers participate in an annual bonus program and are also awarded stock options, and certain of such officers participate in the new long term incentive performance award program.

     In conducting the programs applicable to executives, the Committee considers the effects of Section 162(m) of the Internal Revenue Code, which denies publicly held companies a tax deduction for annual compensation in excess of one million dollars paid to their chief executive officer or any of their four other most highly compensated executive officers who are employed on the last day of a given year, unless their compensation is based on performance criteria that are established by a committee of outside directors and approved, as to their material terms, by such company's stockholders. Certain of the Company's current compensation plans, such as its stock option plans, and the programs implemented to date under the Incentive Plan 2000 proposed for stockholder approval in this proxy statement, are designed to qualify as performance-based compensation under Section 162(m). However, other awards, such as cash payments from stay bonuses and restricted stock grants, do not so qualify and are subject to the limitation on deductibility. Although certain amounts recorded as compensation by the Company to certain of the most highly compensated officers of the Company with respect to 1999 were limited by Section 162(m), such limitation did not result in the payment of increased federal income taxes by the Company in 1999 due to the Company's significant net operating loss carryforwards.

     Base Salaries. The Committee believes it is crucial to provide salaries within a competitive market range in order to attract and retain highly talented employees. The specific competitive markets considered depend on the nature and level of the positions in question, the labor markets from which qualified individuals are recruited, and the companies and industries competing for the services of the Company's executives. Base salary levels are also dependent on the performance of each individual employee over time. Thus, employees who sustain higher levels of performance over time will have correspondingly higher salaries. Salary adjustments are based on general levels of market increases in salaries, individual performance, overall financial results and changes in job duties and responsibilities. All base salary increases are based on a philosophy of relative salary equity, market demand and pay-for-performance.

     Incentive Compensation. The Committee believes that appropriate base salaries must be coupled with incentive compensation that not only attracts and retains qualified employees, but rewards them for increased performance. Compensation linked to the performance of the Company's common stock is one of the best incentives to align employees' interests with those of stockholders and to enhance performance. In addition, through the Incentive Plan 2000 proposed for stockholder approval in this proxy statement, the Committee has sought to define performance criteria relative to the Company's competitors, mitigate the dilutive effect of relying solely on common stock-based awards as incentive compensation, and develop programs designed to retain management in the face of significant employment opportunities from other companies. The Company maintains stock option plans for its executive officers and other senior managers, and an employee stock purchase plan open to all employees of the Company, each of which is designed to encourage employees, including the Company's executive officers and key employees, to identify their interests with those of stockholders and enhance the Company's performance. In addition, the Company maintains a profit sharing plan, under which 15% of the Company's pre-tax earnings (before unusual or nonrecurring items) is distributed to substantially all non-management employees of the Company (other than employees whose collective bargaining agreement provides otherwise or limits participation or who participate in profit sharing arrangements required by local law) each year on a pro rata basis according to specified earnings. Finally, the Company maintains an executive bonus program, a management bonus program and a non-management on-time performance bonus to focus employees on common goals and to encourage them to work together to achieve profitability. The Committee believes that these incentives play a significant part in the Company's continuing improvement and success.

  1999 Executive Compensation

     Base Salaries. In the first quarter of 1999, salaries for substantially all the Company's executive officers were increased, including the Chief Executive Officer. None of the executive officers whose salaries were increased in 1999 had received salary increases in 1998. The adjustments resulted from the Committee's review of competitive salaries at the time and the executives' performance.

     Stock Incentives. Consistent with its compensation strategy, the Company awarded stock options to certain officers and key employees during 1999. Options granted during 1999 bear five-year terms and vest ratably over four years. However, no options were granted to the five most highly compensated officers, as they had received larger than normal grants in 1998 as discussed in last year's proxy statement. In addition, none of the Company's other executive officers received option grants in 1999. The Company also made no restricted stock grants in 1999.

     Other Plans and Programs. The Company's executive bonus program, which terminated on April 1, 2000, made the Company's executive officers and certain additional officers recommended by the Chief Executive Officer and approved by the Committee eligible to receive on a fiscal quarterly basis a cash bonus of up to 125% of their salary for such quarter based on the Company's cumulative net income earned through such quarter as compared to the cumulative net income targeted through such quarter in the Company's annual financial plan approved by the Board and adopted by the Committee. In 1999, the Company implemented a deferred compensation plan in which directors and officers of the Company may participate. The plan had been previously recommended by the Committee and approved by the Board.

     As previously reported to stockholders, each of Messrs. Bethune, Brenneman, Kellner, McLean and Smisek received monthly payments during 1999 pursuant to stay bonus agreements with the Company entered into in 1998. These bonuses were designed to encourage the officers to remain with the Company following Northwest's purchase of certain capital stock of the Company and were payable through February 2000. The Company also agreed to make charitable contributions in each such executive's name, including to the We Care Trust (the employee assistance charitable fund of Continental), during the same period. Also as previously reported, certain other officers, including executive officers, received stay bonus payments during the same period.

     As discussed elsewhere in this proxy statement, the Committee recommended and the Board adopted the Company's Incentive Plan 2000, providing for the award of cash and stock-based incentives, including long-term incentive awards, to non-employee directors, officers and key employees. The plan is designed to align participants' interests with those of stockholders and to reduce the Company's historic dependence solely on stock options to achieve its goal of attracting, retaining and incentivizing qualified personnel. The Committee has adopted, subject to stockholder approval of the Incentive Plan 2000, three incentive programs under the Incentive Plan 2000. The first program, the Executive Bonus Performance Award Program, is similar to (and will replace) the Company's recently terminated executive bonus program, but also provides an alternate target for bonus payments of achievement of number 1, 2 or 3 in EBITDAR margin ranking by the Company as compared to an industry group, together with an operating income hurdle. The second program, the Long Term Incentive Performance Award Program ("LTIP"), provides for cash incentive payments determined by the Company's achievement over multi-year performance periods of targeted EBITDAR margin rankings compared with an industry group, together with an operating income hurdle. If the Incentive Plan 2000 is approved by stockholders, the Committee anticipates reducing the size of future annual option grants by approximately one-half to executives who participate in the LTIP. The third program, the Officer Retention and Incentive Award Program ("Retention Program"), is designed to retain executives in light of significant employment opportunities for such executives in other businesses, including the e-commerce and internet industries, and to incentivize the Company's executives to grow the value of the Company's investments in e-commerce and internet businesses, including distribution and marketing channels for the Company. This program permits executives to receive a cash payment measured by a portion of the gain and profits associated with the Company's investments in e-commerce or internet businesses. The Committee believes that the Retention Program will act as a powerful retention tool for Company management, and will benefit the Company from the direct incentive to foster investment in and growth of e-commerce and internet businesses strategic for the growth and development of the Company, including through cost savings generated by more efficient means of distribution and marketing of the Company's services.

  1999 CEO Compensation

     Mr. Bethune's salary was increased in the first quarter of 1999 as a result of the Committee's review of competitive salaries at the time and his performance as Chief Executive Officer. Along with other executive officers of the Company, Mr. Bethune received certain bonus amounts in 1999 reflecting the Company's success under the executive bonus program. In addition, as described elsewhere in this proxy statement, Mr. Bethune received monthly payments during 1999 pursuant to a stay bonus agreement with the Company entered into in 1998 to encourage him to remain with the Company following Northwest's purchase of certain capital stock of the Company. Mr. Bethune did not receive any stock options in 1999.

                                            Respectfully submitted,

                                            Human Resources Committee
                                            Thomas J. Barrack, Jr., Chairman
                                            Kirbyjon H. Caldwell
                                            George G. C. Parker
                                            Charles A. Yamarone

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company's executive compensation programs are administered by the Human Resources Committee of the Board of Directors. The committee is currently composed of four independent, non-employee directors, and no member of the committee has been an officer or employee of the Company or any of its subsidiaries.

CERTAIN TRANSACTIONS

     The Company and America West Airlines, Inc. ("America West"), a subsidiary of America West Holdings Corporation in which David Bonderman holds a significant interest, entered into a series of agreements during 1994 related to code-sharing and ground handling that have created substantial benefits for both airlines. Mr. Bonderman is a director and stockholder of the Company. The services provided are considered normal to the daily operations of both airlines. As a result of these agreements, during 1999 Continental paid America West $25 million and America West paid Continental $31 million.

     In November 1998, the Company and Northwest, a significant stockholder of the Company, began implementing a long-term global alliance involving extensive code-sharing, frequent flyer reciprocity and other cooperative activities. In addition, Northwest and Continental provide other services to each other considered normal to the daily operations of both airlines. As a result of these latter arrangements, during 1999, Continental paid Northwest $7 million and Northwest paid Continental $9 million.

     Karen Hastie Williams is a partner of Crowell & Moring LLP, a law firm that has provided services to the Company and its subsidiaries for many years. The Company's fee arrangement with Crowell & Moring LLP is negotiated on the same basis as the Company's arrangements with its other outside legal counsel and is subject to the same terms and conditions. The fees paid by the Company to Crowell & Moring LLP are comparable to those it pays to other law firms for similar services.

                                  PROPOSAL 1:

                             ELECTION OF DIRECTORS

     It is the intention of the persons named in the enclosed form of proxy, unless otherwise instructed, to vote duly executed proxies for the election of each nominee for director listed below. Pursuant to the Company's Bylaws, directors will be elected by a plurality of the votes duly cast at the Meeting. If elected, such nominee will hold office until the next annual meeting of stockholders and until his or her respective successor has been duly elected and has qualified. Management does not contemplate that any of the nominees will become unavailable to serve for any reason, but if that should occur before the Meeting, proxies will be voted for another nominee or nominees to be selected by the Board of Directors.

     Air Partners, through which Northwest holds the majority of its Class A common stock, has the limited right, in certain circumstances, to convert its Class A common stock into Class D common stock. No person may hold or own Class D common stock other than Air Partners and certain of its affiliates. The Class D common stock, if issued, would permit Air Partners to elect one-third of the directors to the Company's Board. To date, no shares of Class D common stock have been issued.

     Continental's Board of Directors currently consists of thirteen persons. Pursuant to the governance agreement described under "Voting Rights and Principal Stockholders", the Company and the Northwest Parties agreed to take all actions necessary to cause Independent Directors (as therein defined) to constitute at least a majority of the Board of Directors. Ms. Williams and Messrs. Caldwell, Foley, McCorkindale, Parker, Pogue, Sturm and Yamarone are "Independent Directors" as defined by the governance agreement. Since the shares owned by the Northwest Parties represented more than 50% of the outstanding voting power at March 24, 2000, the foregoing Independent Directors are assured of election at the Meeting.

     There is no family relationship between any of the nominees for director or between any nominee and any executive officer.

     The following table shows, with respect to each nominee, (i) such person's name and age, (ii) the period for which such person has served as a director of the Company, (iii) all positions and offices with the Company currently held by the nominee and his or her principal occupation and business experience during the last five years, (iv) other directorships held by the nominee and (v) the standing committees of the Board of Directors of which he or she is a member. Each of the nominees is currently a director of the Company.

                 NAME, AGE, POSITION
              AND COMMITTEE MEMBERSHIPS                    TERM OF OFFICE AND BUSINESS EXPERIENCE
              -------------------------                    --------------------------------------
THOMAS J. BARRACK, JR., age 52.......................  Director since August 1994. Chairman and Chief
  (Human Resources Committee)                          Executive Officer of Colony Capital, Inc. and
                                                       Colony Advisors, Inc. (real estate
                                                       investments) since 1991; Director of: Public
                                                       Storage, Inc; Kennedy-Wilson, Inc.
GORDON M. BETHUNE, age 58............................  Director since August 1994. Chairman of the
  Chairman of the Board and Chief Executive Officer    Board and Chief Executive Officer since
  (Executive Committee, Finance and Strategy           September 1996. President and Chief Executive
  Committee)                                           Officer (November 1994-September 1996);
                                                       President and Chief Operating Officer
                                                       (February 1994-November 1994); various
                                                       positions with The Boeing Company commencing
                                                       in 1988, including Vice President and General
                                                       Manager of the Commercial Airplane Group
                                                       Renton Division, Vice President and General
                                                       Manager of the Customer Services Division and
                                                       Vice President of Airline Logistics Support;
                                                       Director of Sysco Corporation; Honeywell
                                                       International Inc.

                 NAME, AGE, POSITION
              AND COMMITTEE MEMBERSHIPS                    TERM OF OFFICE AND BUSINESS EXPERIENCE
              -------------------------                    --------------------------------------
DAVID BONDERMAN, age 57..............................  Director since April 1993. Chairman of the
  (Executive Committee, Finance and Strategy           Board (May 1993-September 1996); Managing
  Committee)                                           Partner of Texas Pacific Group since 1992;
                                                       Director of: Bell & Howell Company, Inc.;
                                                       Beringer Wine Estates; Co-Star Realty
                                                       Information, Inc.; Denbury Resources, Inc.;
                                                       Ducati Motor Holding S.p.A.; Oxford Health
                                                       Plans, Inc.; Paradyne Networks, Inc.; Ryanair,
                                                       Ltd; and Washington Mutual, Inc.
GREGORY D. BRENNEMAN, age 38.........................  Director since June 1995. President and Chief
  President and Chief Operating Officer (Finance and   Operating Officer since September 1996. Chief
  Strategy Committee)                                  Operating Officer (May 1995-September 1996);
                                                       Consultant to the Company (February-April
                                                       1995); various positions, including Vice
                                                       President, with Bain & Company, Inc.
                                                       (consulting firm) commencing in 1987; Director
                                                       of J. Crew Group Inc.
KIRBYJON H. CALDWELL, age 46.........................  Director since May 1999. Senior Pastor of The
  (Human Resources Committee, Independent Directors    Windsor Village-St. John's United Methodist
  Committee)                                           Church, Houston, Texas since 1982. Director
                                                       of: Chase Bank of Texas National Association;
                                                       Chase Bank of Texas -- Houston Region;
                                                       Memorial Hermann Healthcare System; the
                                                       Greater Houston Partnership.
PATRICK FOLEY, age 68................................  Director since April 1993. Former Chairman of
  (Audit Committee, Independent Directors Committee)   the Board, President and Chief Executive
                                                       Officer of DHL Airways, Inc. (1988-1999);
                                                       Director of: Foundation Health Systems, Inc.;
                                                       Glenborough Realty Trust, Inc.; Flextronics
                                                       International Ltd.; Del Monte Foods Company.
DOUGLAS H. McCORKINDALE, age 60......................  Director since April 1993. Vice Chairman and
  (Independent Directors Committee)                    President of Gannett Co., Inc. (a nationwide
                                                       diversified communications company) since
                                                       September 1997; Vice Chairman and Chief
                                                       Financial and Administrative Officer of
                                                       Gannett Co., Inc. (1984-1997); Director of: a
                                                       group of Prudential Mutual Funds; Global
                                                       Crossing Ltd.
GEORGE G. C. PARKER, age 61..........................  Director since June 1996. Associate Dean for
  (Finance and Strategy Committee, Human Resources     Academic Affairs and Director of MBA Program
  Committee, Independent Directors Committee)          since 1993; Dean Witter Professor of Finance
                                                       and Management (since 1996) and Professor of
                                                       Management (1973-1996) at the Graduate School
                                                       of Business, Stanford University; Director of:
                                                       Affinity Group International, Inc.; BGI Mutual
                                                       Funds; Dresdner/RCM Global Mutual Funds; Tejon
                                                       Ranch Company.

                 NAME, AGE, POSITION
              AND COMMITTEE MEMBERSHIPS                    TERM OF OFFICE AND BUSINESS EXPERIENCE
              -------------------------                    --------------------------------------
RICHARD W. POGUE, age 71.............................  Director since April 1993. Senior Advisor of
  (Executive Committee, Independent Directors          Dix & Eaton Incorporated (a public relations
  Committee)                                           firm) since 1994; Senior Partner (1993-1994)
                                                       and Managing Partner (1984-1992) of Jones,
                                                       Day, Reavis & Pogue (law firm); Director of:
                                                       Derlan Industries, Ltd.; Dix & Eaton
                                                       Incorporated; M.A. Hanna Co.; IT Group; Rotek
                                                       Incorporated; TRW Inc.
WILLIAM S. PRICE III, age 43.........................  Director since April 1993. Managing Partner of
  (Finance and Strategy Committee)                     Texas Pacific Group since 1992; Director of
                                                       AerFi Group plc; Belden & Blake Corporation;
                                                       Beringer Wine Estates; Del Monte Foods
                                                       Company; Denbury Resources, Inc.; Favorite
                                                       Brands, Inc.; VIVRA Inc.; Zilog, Inc.
DONALD L. STURM, age 68..............................  Director since 1993. Chairman of the Board and
  (Audit Committee, Independent Directors Committee)   Chief Executive Officer of: The Sturm Group
                                                       (private equity investment managers) since
                                                       1991; Sturm Banks of Colorado, Inc. (which
                                                       owns four banks) since 1993; Sturm Banks of
                                                       Wyoming, Inc. (which owns four banks) since
                                                       1993; Sturm Banks of Kansas City, Inc. (which
                                                       owns one bank) since 1996; Chairman of the
                                                       Board of FirstWorld Communications, Inc. since
                                                       January 1998 and MD Network since 1996;
                                                       Director of: HarvardNet (a DSL provider in the
                                                       northeast U.S.); Kaptech (a French telecom
                                                       company); Advantag-e (European web hosting
                                                       company); iVention group (an internet start-up
                                                       incubator company); Castle Rock Development
                                                       Company.
KAREN HASTIE WILLIAMS, age 55........................  Director since April 1993. Partner of Crowell
  (Audit Committee, Independent Directors Committee)   & Moring LLP (law firm) since 1982; Director
                                                       of: Crestar Financial Corporation; Gannett
                                                       Co., Inc.; and Washington Gas Light Company.
CHARLES A. YAMARONE, age 41..........................  Director since January 1995. Executive Vice
  (Human Resources Committee, Independent Directors    President of U.S. Bancorp Libra, a division of
  Committee)                                           U.S. Bancorp Investments, Inc., since January
                                                       1999; Executive Vice President and Research
                                                       Director of Libra Investments, Inc. (July
                                                       1994-January 1999); Director of El Paso
                                                       Electric Company.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES NAMED ABOVE, WHICH IS DESIGNATED AS PROPOSAL NO. 1 ON THE ENCLOSED PROXY.

                                  PROPOSAL 2:

                                APPROVAL OF THE
                              INCENTIVE PLAN 2000

GENERAL

     As described above in its report, the Human Resources Committee has sought to mitigate the dilutive effect of relying solely on stock options as the only long-term means for incentivizing management's performance and aligning its interests with those of stockholders by adopting other long-term incentive programs under the Continental Airlines, Inc. Incentive Plan 2000 (as amended and restated, the "Incentive Plan 2000") being submitted for stockholder approval at the Meeting. Nevertheless, the Committee believes that appropriate stock-based compensation should remain an important part of management's compensation, and the Incentive Plan 2000 provides for up to 3,000,000 shares of Class B common stock (subject to adjustment as described below) to be issued under the plan. The Company's other stock-based incentive plans, other than the Company's stock purchase plan which is open to all employees, have been largely depleted. To permit both stock-based and other performance-based incentive programs, the Committee recommended and the Board of Directors adopted the Incentive Plan 2000, subject to approval of the Incentive Plan 2000 by the stockholders of the Company at the Meeting.

     If stockholders do not approve the Incentive Plan 2000 at the Meeting, the Company will not have sufficient shares authorized under stock-based incentive plans to make appropriately competitive stock option grants to its officers, including its executive officers, and other management, will not have an executive bonus program (the Company's current program having terminated on April 1, 2000), will not have a long term incentive program and will not have an executive retention program.

     The purpose of the Incentive Plan 2000 is to enable the Company and its subsidiaries to attract and retain capable persons to serve as directors and employees and to provide a means whereby those individuals upon whom the responsibilities of the successful administration and management of the Company and its subsidiaries rest, and whose present and potential contributions to the welfare of the Company and its subsidiaries are of importance, can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the Company and its subsidiaries. A further purpose of the Incentive Plan 2000 is to provide such individuals with additional non-stock-based incentive and reward opportunities designed to attract and retain those individuals and enhance the profitable growth of the Company and its subsidiaries.

SUMMARY OF THE INCENTIVE PLAN 2000 AND ASSOCIATED PROGRAMS

     The following summary provides a general description of certain features of the Incentive Plan 2000, and the programs adopted by the Committee to implement the Incentive Plan 2000. Copies of the Incentive Plan 2000 and the programs adopted thereunder are on file and publicly available at the SEC and are also available on the Company's website at www.continental.com. Capitalized terms not otherwise defined herein have the meanings ascribed to them in the Incentive Plan 2000 or such programs.

     The Incentive Plan 2000 provides that the Company may grant Options to purchase shares of Class B common stock, Restricted Stock Awards, Performance Awards, Incentive Awards and Retention Awards to certain employees or directors. The terms applicable to these various types of Awards, including those terms that may be established by the Administrator when making or administering particular Awards, are set forth in detail in the Incentive Plan 2000. The Administrator may make Awards under the Incentive Plan 2000 until October 3, 2009. The Incentive Plan 2000 will remain in effect (at least for the purpose of governing outstanding Awards) until all Option Awards granted under the Incentive Plan 2000 have been exercised or expired, all restrictions imposed upon Restricted Stock Awards granted under the Incentive Plan 2000 have been eliminated or the Restricted Stock Awards have been forfeited, and all Performance Awards, Incentive Awards and Retention Awards granted under the Incentive Plan 2000 have been satisfied or have terminated.

     Eligibility. Awards may be granted only to persons who, at the time of grant, are directors of the Company or employees of the Company or one of its subsidiaries. Awards may be granted on more than one occasion to the same person, and Awards may consist of any combination of Options, Restricted Stock Awards, Performance Awards, Incentive Awards and Retention Awards, as is best suited to the circumstances of the particular person. As of March 24, 2000, 11 non-employee directors were eligible to receive Awards under the Incentive Plan 2000, and it is anticipated that approximately 530 employees (substantially all of the Company's management-level employees) will receive Awards under the Incentive Plan 2000. The Company does not anticipate that non-employee directors will receive Awards under the Incentive Plan 2000 or programs adopted thereunder, other than normal stock option grants as described under "General Information -- Compensation of Directors" above.

     Stock Options. The Administrator may grant options that entitle the recipient to purchase shares of Class B common stock at a price equal to or greater than the Market Value per Share on the date of grant. The Market Value per Share of Class B common stock was $40.625 on March 24, 2000, which was the closing price of the Class B common stock on the New York Stock Exchange on that date. An Option shall be exercisable in whole or in such installments and at such times as determined by the Administrator. The option price is payable in full in the manner specified by the Administrator. The holder of an Option is entitled to privileges and rights of a stockholder only with respect to shares of Class B common stock purchased under the Option and for which certificates representing such shares are registered in the Holder's name.

     Options granted under the Incentive Plan 2000 may be Options that are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Code or Options that are not intended to so qualify. An Incentive Stock Option will be treated as a Non-Qualified Option to the extent that the aggregate Market Value per Share (determined at the time of grant) of Class B common stock with respect to which Incentive Stock Options are first exercisable by an individual during any calendar year under all incentive stock option plans of the Company (and its parent and subsidiary corporations) exceeds $100,000. An Incentive Stock Option may only be granted to an individual who is an employee at the time the Option is granted. No Incentive Stock Option may be granted to an individual if, at the time the Option is granted, such individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or of its parent or subsidiary corporation, within the meaning of Section 422(b)(6) of the Code), unless (i) at the time such Option is granted the option price is at least 110% of the Market Value per Share of the Class B common stock subject to the Option and (ii) such Option by its terms is not exercisable after the expiration of five years from the date of grant.

     An Option Grant Document may provide for the payment of the option price, in whole or in part, by delivery of a number of shares of Class B common stock (plus cash if necessary) having a Market Value per Share equal to such option price. Moreover, an Option Grant Document may provide for a "cashless exercise" of the Option by establishing procedures satisfactory to the Administrator with respect thereto. The terms and conditions of the respective Option Grant Documents need not be identical.

     The Administrator (concurrently with the grant of an Option or subsequent to such grant) may, in its sole discretion, grant stock appreciation rights ("SARs") to any Holder of an Option. SARs may give the Holder of an Option the right to surrender any exercisable Option or portion thereof in exchange for cash, whole shares of Class B common stock, or a combination thereof, as determined by the Committee, with a value equal to the excess of the Market Value per Share, as of the date of such request, of one share of Class B common stock over the Option price for such share multiplied by the number of shares covered by the Option or portion thereof to be surrendered. Any SAR granted in connection with an Incentive Stock Option is exercisable only when the Market Value per Share of the Class B common stock exceeds the price specified in the Option (or the portion of the Option to be surrendered). Upon exercise of any SAR granted under the Incentive Plan 2000, the number of shares reserved for issuance under the Incentive Plan 2000 will be reduced only to the extent that shares of Class B common stock are actually issued in connection with the SAR exercise. The Administrator may prescribe additional terms and conditions governing any SARs.

     Options and SARs may be granted under the Incentive Plan 2000 in substitution for stock options held by individuals employed by corporations who become employees as a result of a merger or consolidation or other business combination of the employing corporation with the Company or any subsidiary.

     Restricted Stock. A grant of Restricted Stock pursuant to a Restricted Stock Award constitutes an immediate transfer to the recipient of record and beneficial ownership of the shares of Restricted Stock in consideration of the performance of services by the recipient (or other consideration determined by the Administrator). The recipient is entitled immediately to voting and other ownership rights in the shares, subject to restrictions referred to in the Incentive Plan 2000 or contained in the related Grant Document. The transfer may be made without additional consideration or in consideration of a payment by the recipient that is less than the market value of the shares on the date of grant. Each grant may, in the discretion of the Administrator, limit the recipient's dividend rights during the period in which the shares are subject to a substantial risk of forfeiture and restrictions on transfer. The terms and conditions of the respective Restricted Stock Grant Documents need not be identical.

     Restricted Stock must be subject, for a period or periods determined by the Administrator at the date of grant, to one or more restrictions, including, without limitation, a restriction that constitutes a "substantial risk of forfeiture" within the meaning of Section 83 of the Code and applicable interpretive authority thereunder. For example, an Award could provide that the Restricted Stock would be forfeited if the Holder ceased to serve the Company as an employee during a specified period. In order to enforce these forfeiture provisions, the transferability of Restricted Stock during the period or periods during which such restrictions are to continue will be prohibited or restricted in a manner and to the extent prescribed by the Administrator at the date of grant. The Incentive Plan 2000 provides for a shorter period during which the forfeiture provisions are to apply in the event of a Change in Control of the Company.

     The Committee has resolved that all Restricted Stock Awards under the Company's stock incentive plans (including the Incentive Plan 2000) shall vest over at least a three-year period, or over at least a one-year period if vesting is performance-based (or as otherwise provided in the applicable plan or award agreement, such as upon a Change in Control).

     Performance Awards. The Administrator shall establish, with respect to and at the time of each Performance Award, a performance period over which the performance applicable to the Performance Award shall be measured. A Performance Award shall be awarded to a Holder contingent upon future performance of the Company or any subsidiary, division, or department thereof. The Administrator shall establish the performance measures applicable to such performance within the applicable time period permitted by Section 162(m) of the Code, with such adjustments thereto as may be determined by the Administrator. The performance measures may be absolute, relative to one or more other companies, relative to one or more indexes, or measured by reference to the Company alone or the Company together with its consolidated subsidiaries. The performance measures established by the Administrator may be based upon (i) the price of a share of Class B common stock, (ii) operating income or operating income margin, (iii) earnings before interest, income taxes, depreciation, amortization and aircraft rent ("EBITDAR") or EBITDAR margin, (iv) net income or net income margin, (v) cash flow, (vi) total stockholder return, or (vii) a combination of any of the foregoing, including any average, weighted average, minimum, hurdle, rate of increase or other measure of any or any combination thereof. The Administrator, in its sole discretion, may provide for an adjustable Performance Award value based upon the level of achievement of performance measures.

     In determining the value of Performance Awards, the Administrator shall take into account a Holder's responsibility level, performance, potential, other Awards, and such other considerations as it deems appropriate. The Administrator, in its sole discretion, may provide for a reduction in the value of a Holder's Performance Award during the performance period, if permitted by the applicable Grant Document.

     Following the end of the performance period, the Holder of a Performance Award shall be entitled to receive payment of an amount not exceeding the maximum value of the Performance Award, based on the achievement of the performance measures for such performance period, as determined by the Administrator and certified by the Committee as required by Section 162(m) of the Code. Payment of a Performance Award may be made in cash, shares of Class B common stock (valued at the Market Value per Share), or a combination thereof, as determined by the Administrator. Payment shall be made in a lump sum, except as otherwise set forth in the applicable Grant Document.

     A Performance Award will terminate if the Holder does not remain continuously employed or in service as a director of the Company or a subsidiary at all times during the applicable performance period, except as otherwise set forth in the applicable Grant Document. The Company does not anticipate that non-employee directors will receive Performance Awards.

     Long Term Incentive Performance Award Program. To implement in part the Performance Award provisions described above, the Committee has adopted the Continental Airlines, Inc. Long Term Incentive Performance Award Program ("LTIP") as a method to attract, motivate and retain key employees to assist in the development and growth of the Company and its subsidiaries. Initial Awards have been made thereunder. See "New Plan Benefits". The LTIP and Awards thereunder are subject to the terms and limitations of the Incentive Plan 2000. The LTIP is effective January 1, 2000, subject to approval of the Incentive Plan 2000 at the Meeting. If stockholders do not approve the Incentive Plan 2000, all Awards under the LTIP will be void and the LTIP will terminate. The LTIP program is designed to reduce the Company's reliance on stock options as the sole form of long-term incentive compensation. The target pay-out of Awards under the LTIP is designed to replace approximately one-half of the value of annual option grants. The Committee anticipates that option grants during the next three years will be one-half the size of prior grant levels (assuming approval of the Incentive Plan 2000 by the stockholders, which will permit the Company to make such option grants), after which time the Committee will re-examine the mix of long-term incentive compensation.

     Eligible participants in the LTIP program will be all officers of the Company of Staff Vice President or more senior rank, all officers of subsidiaries of Vice President or more senior rank, and any other officers determined by the Administrator. Each individual who is an eligible participant as of the first day of a Performance Period (described below) is automatically a participant and will receive an Award with respect to such Performance Period unless otherwise determined by the Administrator prior to the first day of the relevant Performance Period. An individual who becomes an eligible participant after the first day of a Performance Period will be a participant and receive an Award for such Performance Period only if selected by the Administrator prior to the last day of the Performance Period.

     The LTIP is structured with three-year rolling performance periods (each, a "Performance Period") beginning January 1, 2000, with a new three-year period beginning each year. Notwithstanding the foregoing, the LTIP is phased in with
(i) a one-year Performance Period (January 1, 2000 to December 31, 2000) and
(ii) a two-year Performance Period (January 1, 2000 to December 31, 2001), which will pay one-third and two-thirds of the pay-out for a full Performance Period, respectively (assuming achievement of relevant performance targets). Pay-out of Awards under the LTIP will be contingent upon achievement of the following two performance targets: (i) the Company must place first, second or third in EBITDAR margin compared to the Industry Group and (ii) the Company must achieve a minimum average annual operating income hurdle over the Performance Period. If the performance targets are not met, no pay-out is made. The initial annual operating income hurdle for Performance Periods beginning January 1, 2000 is $300 million, which amount may be adjusted by the Committee for Performance Periods beginning after January 1, 2000. In no event may the LTIP program pay out, with respect to any Performance Period, more than 5% of the Company's actual average annual operating income for such Performance Period. Such calculations are subject to adjustments for LTIP accruals and one time gains and losses.

     The EBITDAR margin with respect to each company in the Industry Group and each Performance Period is the cumulative EBITDAR for such company for such Performance Period divided by such company's cumulative revenues over such Performance Period. The Industry Group initially consists of the Company, AMR Corporation, Delta Air Lines, Inc., Northwest Airlines Corporation, Trans World Airlines, Inc., UAL Corporation, and US Airways Group, Inc. For Performance Periods beginning after January 1, 2000, the Committee may (within 90 days after the beginning of such Performance Period) add any US certificated scheduled mainline air carrier to or remove any such company (other than the Company) from the Industry Group. In addition, a company will be automatically removed from the Industry Group during a Performance Period upon the occurrence of certain extraordinary events with respect to such company, and if a company provides publicly available statements of operations with respect to its airline business separately from its other businesses, then that company's EBITDAR and EBITDAR margin will be calculated based solely upon the separately provided airline business statement of operations.

     The amount of any pay-out of an LTIP Award will be based on a percentage of the recipient's cash compensation (which consists of the recipient's salary at the end of the Performance Period plus a deemed bonus of either 125% or 37.5% of salary) and will vary depending upon the recipient's officer ranking and the Company's EBITDAR margin ranking (first, second or third). See "New Plan Benefits" for a description of initial Awards under the LTIP.

     After the end of each Performance Period, the Committee will determine whether the Company has satisfied the performance targets (i.e., EBITDAR margin ranking and operating income hurdle) for the Performance Period and whether any other material terms relating to the payment of an LTIP Award have been satisfied. Upon receipt by the Company of the Committee's written certification that the performance targets and any other material terms have been satisfied, each participant who received an Award for the Performance Period and remained continuously employed by the Company from the date of the Award through the last day of the Performance Period will be entitled to the payment amount applicable to the Award. All payments under the LTIP will be lump sum cash payments unless the Committee determines to make payment in shares of Class B common stock or a combination of cash and Class B common stock. Subject to certain exceptions, the Committee also has the authority at any time prior to the last day of a Performance Period to cancel all or a portion of a participant's LTIP Award and substitute an Option for the Award, or portion thereof, so canceled.

     Executive Bonus Performance Award Program. To further implement the Performance Award provisions of the Incentive Plan 2000, the Committee adopted the Continental Airlines, Inc. Executive Bonus Performance Award Program ("Executive Performance Program") to replace the executive bonus program approved by stockholders in 1996, which terminated on April 1, 2000. Initial Awards have been made thereunder. See "New Plan Benefits". The new program retains most features of the old program, but adds an alternative EBITDAR margin performance target and a new operating income hurdle. The Executive Performance Program and participation therein are subject to the terms and limitations of the Incentive Plan 2000. Assuming approval by stockholders of the Incentive Plan 2000 at the Meeting, the Executive Performance Program is effective as of April 1, 2000. If stockholders do not approve the Incentive Plan 2000, the Executive Performance Program will automatically terminate, no bonuses will be paid thereunder and the Company will not have an executive bonus program.

     The Chief Executive Officer, the Chief Operating Officer, each Executive Vice President and each Senior Vice President of the Company will automatically participate in the Executive Performance Program for each fiscal year. Upon recommendation by the Chief Executive Officer, the Committee may designate additional officers of the Company or its subsidiaries to participate in the program with respect to a particular fiscal year. The Chief Executive Officer may terminate any individual's participation in the Executive Performance Program upon written notice and subject to Committee ratification. Non-employee directors do not participate in this program.

     Prior to each fiscal year beginning on or after January 1, 2000, the Committee will establish a Budget for purposes of the Executive Performance Program. The Budget consists of cumulative quarterly net income targets for the fiscal year. Beginning with the fiscal quarter commenced April 1, 2000, each participant in the Executive Performance Program who remains continuously employed throughout the entire fiscal quarter with respect to which the bonus is to be paid, will receive a cash bonus ("Quarterly Bonus") equal to the greater of the Net Income Quarterly Bonus or the EBITDAR Margin Quarterly Bonus for such quarter. A participant's "Net Income Quarterly Bonus" for a fiscal quarter is calculated by multiplying the participant's cumulative base salary through such quarter by either (x) 100% plus the percentage positive variance (up to 25%) between the Company's actual cumulative net income through such quarter and the cumulative net income target with respect to such quarter or (y) 100% less the percentage negative variance between the Company's actual cumulative net income through such quarter and the cumulative net income target with respect to such quarter, less any Quarterly Bonuses received with respect to prior quarters in the fiscal year. If the negative variance is greater than 25%, then no Net Income Quarterly Bonus will be paid with respect to such quarter. A participant's "EBITDAR Margin Quarterly Bonus" for a fiscal quarter is calculated by multiplying the participant's cumulative base salary through such quarter by either (x) 125%, if the Company ranks first, second or third when comparing the cumulative EBITDAR margins through such quarter for all companies in the Industry Group and the Company achieves the operating income hurdle for such quarter or (y) 0%, if the Company fails to achieve the ranking and operating income hurdle referenced in the prior clause, less any Quarterly Bonuses received with respect to prior quarters in the fiscal year. The annual operating income hurdle is the same as that established under the LTIP program for the relevant period, and the quarterly operating income hurdles are determined as cumulative quarterly percentages of the annual amount as follows: (1) 19% with respect to the first fiscal quarter; (2) 52.8% with respect to the second fiscal quarter, (3) 83.6% with respect to the third fiscal quarter and (4) 100% with respect to the fourth fiscal quarter. The definition of the Industry Group is the same as used in the LTIP program, and EBITDAR and EBITDAR margins are identically calculated as in the LTIP for the relevant periods.

     Incentive Awards. Incentive Awards are rights to receive shares of Class B common stock (or the Market Value per Share thereof), or rights to receive an amount equal to any appreciation or increase in the Market Value per Share of Class B common stock over a specified period of time, which vest over a period of time as established by the Administrator, without satisfaction of any performance criteria or objectives. The Administrator may, in its discretion, require payment or other conditions of the Holder respecting any Incentive Award.

     The Administrator shall establish, with respect to and at the time of each Incentive Award, a period over which the Award shall vest with respect to the Holder. In determining the value of Incentive Awards, the Committee shall take into account a Holder's responsibility level, performance, potential, other Awards, and such other considerations as it deems appropriate.

     Following the end of the vesting period for an Incentive Award (or at such other time as the applicable Grant Document may provide), the Holder of an Incentive Award shall be entitled to receive payment of an amount, not exceeding the maximum value of the Incentive Award, based on the then vested value of the Award. Payment of an Incentive Award may be made in cash, shares of Class B common stock (valued at the Market Value per Share), or a combination thereof as determined by the Administrator. Payment shall be made in a lump sum, except as otherwise set forth in the applicable Grant Document. Cash dividend equivalents may be paid during or after the vesting period with respect to an Incentive Award, as determined by the Administrator.

     An Incentive Award will terminate if the Holder does not remain continuously employed or in service as a director of the Company or a subsidiary at all times during the applicable vesting period, except as otherwise set forth in the applicable Grant Document. The Committee has not implemented any program under the Incentive Awards provisions of the Incentive Plan 2000.

     Retention Awards. A Retention Award is a right, which vests over a period of time as established by the Committee, to receive a cash payment measured by a portion of the gain and profits associated with an equity holding of the Company or a subsidiary in an e-commerce or internet-based business. The portion of any gain and profit is measured to the date the Retention Award (or portion thereof, as applicable) is deemed surrendered for payment in accordance with its terms. The Committee will designate each such equity holding and establish, within the applicable time period permitted by Section 162(m) of the Code, the portion of the gain and profits (not exceeding 3.75% for any individual holder nor 25% in the aggregate for all holders) in such equity holding used to measure cash payments to the holder of such Retention Award. The terms and conditions of the respective Retention Award Grant Documents need not be identical.

     In determining the Retention Awards to be granted under the Incentive Plan 2000, the Committee shall take into account a Holder's responsibility level, performance, potential, other Awards, and such other considerations as it deems appropriate. The Committee, in its sole discretion, may provide for a reduction in the value of a Holder's Retention Award during the period such Award is outstanding if permitted by the applicable Grant Document.

     Following the vesting of a Retention Award in whole or in part (or at such other times and subject to such other restrictions as the applicable Grant Document may provide), the Holder of a Retention Award shall be entitled to receive payment of an amount, not exceeding the maximum amount otherwise permitted under the Incentive Plan 2000, based on such Holder's vested interest in such Retention Award and the gain and profit in the underlying equity holding, as certified by the Committee as required by
Section 162(m) of the Code. Payment will be made in cash and in a lump sum, except as otherwise set forth in the applicable Grant Document. In no event shall a Retention Award grant a Holder an interest in the equity holding, the gain and profit in which is used to measure cash payments under such Award.

     A Retention Award will terminate if the Holder does not remain continuously employed or in service as a director of the Company or a subsidiary at all times during the applicable vesting period, except as otherwise set forth in the applicable Grant Document. The Company does not anticipate that non-employee directors will receive Retention Awards.

     Officer Retention and Incentive Award Program. The Committee adopted the Continental Airlines, Inc. Officer Retention and Incentive Award Program ("Retention Program") to implement the Retention Award provisions of the Incentive Plan 2000. The Retention Program and Retention Awards are subject to the terms and limitations in the Incentive Plan 2000. Initial grants of Retention Awards under the program have been made, subject to stockholder approval of the Incentive Plan 2000. See "New Plan Benefits" below. If stockholders do not approve the Incentive Plan 2000, the Retention Program will automatically terminate and all Awards made thereunder will be void.

     All officers of the Company at the level of Staff Vice President or more senior rank, all officers of subsidiaries of Vice President or more senior rank, and other employees of the Company or a subsidiary designated by the Committee are eligible to participate in the program. There are currently 61 officers of the Company and its subsidiaries who have received Awards under the Retention Program.

     The Retention Program is designed to retain the services of officers and other employees of the Company and its subsidiaries designated by the Committee by offering them an economic benefit measured by a portion of the gains and profits associated with the equity holdings of the Company and its subsidiaries in e-commerce or internet-based businesses, and to incentivize those officers to grow the value of those investments. The Investments, the gain and profit from which are to be used to measure payments under the program, will be selected by the Committee for inclusion in the program and are expected to be principally in businesses focused on distribution and marketing channels with a lower cost to the Company than traditional distribution and marketing channels. Investments will include additional equity holdings in or related to the business in which an Investment is made that are acquired by the Company or a subsidiary based on the satisfaction of performance targets, vesting provisions, or other terms and conditions of agreements entered into by the Company or a subsidiary in connection with the original Investment ("Follow-up Investments").

     For purposes of measurement under the program, each such Investment generally will be divided into one million Phantom Units, and a Retention Award will consist of rights ("PARs") to receive the difference, if any, between the Market Value of a Phantom Unit (generally, fair market value of an Investment divided by one million) and the Base Value of a Phantom Unit (generally, for Awards granted concurrently with the acquisition of the Investment, the out-of-pocket cost of the Investment paid to the issuer or seller thereof (but not less than $100,000) divided by one million). The fair market value of Distributions received with respect to Investments (including interest thereon at 7% with respect to Distributions received in cash) will be included in Market Value. The Committee shall determine both Market Value and Base Value, and may (subject to certain limitations) determine that Base Value is greater than that described above. If the date of grant of an Award is after the date of acquisition of an Investment, then the Base Value of a Phantom Unit relating to that Award will equal the value of such Phantom Unit as of such date of grant as determined by the Committee in any manner that it deems appropriate. The total number of PARs that may be subject to Awards granted with respect to a particular Investment may not, for any individual participant, exceed 3.75% of the number of Phantom Units into which the Investment has been divided, or with respect to all participants, 25% of the number of Phantom Units into which the Investment has been divided. Awards will vest quarterly over a four-year period, or as otherwise determined by the Committee, and vesting of Follow-up Investments will relate back to the original Investment for a participant holding an Award with respect to such original Investment. Upon termination of employment, a participant will retain the vested portions of his Awards under the Retention Program, unless such termination is for cause, in which event all of such participant's Awards will be canceled.

     Generally, vested Awards will be redeemed at the time the Company or a subsidiary disposes of an Investment (including by way of a distribution to stockholders), and the Company will make payments of remaining unpaid amounts as related Awards vest (together with interest on the unpaid amounts at 7% from the date of sale or other disposition). If the Investment is liquid (defined generally to mean that the Company is permitted to sell all or substantially all of the Investment under Rule 144 of the Securities Act, pursuant to an effective registration statement or otherwise, there is not contractual or legal prohibition on such sale, such sale or certain other transactions will not result in short-swing profit liability to the Company under Section 16(b) of the Securities Exchange Act, and there is an established trading market for the applicable securities which can be used to reasonably determine fair market value), a participant may redeem his vested Awards relating thereto at the end of four window periods a year, subject to 10% of the Redemption Amount being forfeited to the Company if the Committee determines such forfeiture to be appropriate when initially making the grant of the Award. At the tenth anniversary of the first date of grant of an Award to any individual under the Retention Program related to a particular Investment, the Company will value such Investment and all related Follow-up Investments and redeem all related outstanding vested Awards. Before payment of any Redemption Amount, the Committee must certify in writing that the related performance goal has been met (that is, that the Market Value of a Phantom Unit subject to the Award exceeds the Base Value of the Phantom Unit as of the date the Redemption Amount is determined, and that the value of the Investment to which the Award relates and the value of Investments in different equity holdings of the same entity, together with the value of all Follow-up Investments with respect to such Investments, exceeds the aggregate out-of-pocket cost of such Investments and Follow-up Investments to the Company and its subsidiaries paid to the issuer or seller thereof).

     Awards under the Retention Program do not create any interest in an Investment (or constitute a sale, transfer, assignment, pledge or other disposition thereof or of any interest therein), create an escrow or trust fund, create any fiduciary relationship of the Company or any subsidiary or any officer, director, employee or agent thereof with respect to any Investment or any participant, or restrict or affect in any way the acquisition, holding, voting, disposition or the taking of any action with respect to any Investment by the Company or any subsidiary.

     The Committee may amend or terminate the Retention Program at any time, provided that no amendment or termination will adversely affect the rights of holders of outstanding Awards or the right to receive Awards (or the Base Value) with respect to Follow-up Investments.

     Shares Subject to the Incentive Plan 2000; Award Limitations. Subject to adjustment as provided in the Incentive Plan 2000, the aggregate number of shares of Class B common stock that may be issued under the Incentive Plan 2000 shall not exceed 3,000,000 shares. There currently remain only approximately 935,000 shares of Class B common stock available to be issued under the Company's other stock incentive plans. Shares shall be deemed to have been issued under the Incentive Plan 2000 only to the extent actually issued and delivered pursuant to an Award. To the extent that an Award lapses, the rights of its Holder terminate, or an Award is paid in cash or is settled in a manner such that all or some of the shares of Class B common stock covered by the Award are not issued to the Holder, any shares of Class B common stock then subject to such Award will again be available for the grant of an Award under the Incentive Plan 2000. The maximum (i) number of shares of Class B common stock that may be subject to Awards granted to any one individual during any calendar year may not exceed 750,000 shares, (ii) number of shares of Class B common stock that may be granted as Restricted Stock Awards may not exceed 250,000 shares, (iii) amount of compensation that may be paid under all Performance Awards denominated in cash (including the fair market value of any shares of Class B common stock paid in satisfaction of such Performance Awards) granted to any one individual during any calendar year may not exceed $10 million and any payment due with respect to a Performance Award shall be paid no later than 10 years after the date of grant of such Performance Award, and (iv) amount of compensation that may be paid under all Retention Awards granted to any one individual during any calendar year may not exceed 1% of the aggregate gross revenues of the Company and its consolidated subsidiaries for the fiscal year of the Company that ends on December 31, 2000, and any payment due with respect to a Retention Award shall be paid no later than 11 years after the date of grant of such Retention Award (in the case of clauses (i) and (ii), subject to adjustment as provided in the Incentive

Plan 2000). The limitations set forth in clauses (i), (iii) and (iv) of the preceding sentence shall be applied in a manner which will permit compensation generated under the Incentive Plan 2000 which is intended to constitute "performance-based" compensation for purposes of Section 162(m) of the Code to be treated as such "performance-based" compensation.

     Change in Control. As used in the Incentive Plan 2000 (except as otherwise provided in an applicable Grant Document), the term "Change in Control" shall mean: (a) any person is or becomes the beneficial owner of securities representing the greater of (i) 25% of the combined voting power of the Company's outstanding securities and (ii) the proportion of the combined voting power of the Company's outstanding securities beneficially owned by Northwest Airlines Corporation ("Northwest") and any person controlling, controlled by or under common control with Northwest; (b) individuals who constituted the Board as of February 26, 1998 cease for any reason to constitute at least a majority of the Board (unless such individual's election is approved by a vote of a majority of the incumbent board or such individual was nominated by an Excluded Person, as described below); (c) any merger, consolidation or other reorganization or similar transaction in which the Company is not the "Controlling Corporation" (as described below); or (d) any sale of all or substantially all of the Company's assets, other than to Excluded Persons, or any sale of all or substantially all of the Company's assets to Northwest or any person controlling, controlled by or under common control with Northwest.

     Beneficial ownership as described in clause (a) above does not include beneficial ownership by (1) the Company or any subsidiary of the Company, (2) any employee benefit plan of the Company (with certain exceptions), (3) Northwest or any person controlling, controlled by or under common control with Northwest (unless Northwest is controlled by or under common control with Delta Air Lines, Inc.), or (4) certain persons, and certain affiliates of such persons, controlling Air Partners prior to the acquisition of Air Partners by Northwest (persons referred to in clauses (1) through (4) above are referred to as "Excluded Persons"). The persons in clause (3) of the previous sentence are not deemed to be Excluded Persons if Northwest (together with any person controlling, controlled by or under common control with Northwest) ceases to beneficially own at least 25% of the combined voting power of the Company's outstanding securities for 30 consecutive calendar days. The exclusion described in clause (4) of the second preceding sentence will cease to have any effect (and the persons described therein will cease to be Excluded Persons) if the person acquiring beneficial ownership is not controlled by David Bonderman or James Coulter or the person acquiring beneficial ownership (together with any person controlling, controlled by or under common control with such person) ceases to beneficially own at least 25% of the combined voting power of the Company's outstanding securities for 30 consecutive calendar days.

     For purposes of clause (c) above, the Company will generally be considered the "Controlling Corporation" in any merger, consolidation, reorganization or similar transaction unless either (1) the Company's stockholders immediately prior to such transaction (excluding the other party to the transaction and persons acting in concert with such other party) would not, immediately after such transaction, beneficially own securities of the resulting entity that would entitle them to elect a majority of the board of the resulting entity, or (2) those persons constituting the Company's board of directors immediately prior to such transaction would not, immediately after such transaction, constitute a majority of the directors of the resulting entity.

     Upon the occurrence of a Change in Control, with respect to each recipient of an Award, (AA) all Options granted to such recipient and outstanding at such time shall immediately vest and become exercisable in full, whether or not otherwise exercisable (but subject, in the case of Incentive Stock Options, to certain limitations) and, except as required by law, all restrictions on the transfer of shares acquired pursuant to such Options shall terminate, (BB) all restrictions applicable to such recipient's Restricted Stock and Incentive Awards that are outstanding at such time shall be deemed to have been satisfied and such Restricted Stock and Incentive Awards shall immediately vest in full, and (CC) all Retention Awards granted to such recipient and outstanding at such time shall immediately vest in full.

     With respect to Awards under the LTIP program, the performance targets for each Performance Period that began prior to the date of the Change in Control and which has not yet ended as of such date will be deemed satisfied and the Company will be deemed to have achieved a first place EBITDAR margin ranking for each such Performance Period. Additionally, the LTIP program, the Executive Performance Program, and an individual's participation in such programs may not be amended or terminated in contemplation of or in connection with a Change in Control, unless there is adequate provision for making all payments otherwise payable thereunder.

     If a Change in Control occurs and thereafter (or in connection therewith or in contemplation thereof) during the year in which such Change in Control occurs (a "Change Year"), a participant in the Executive Performance Program suffers a Qualifying Event (as defined below), then such participant will receive an amount in cash equal to (x) the aggregate Quarterly Bonuses such participant would have received under the Executive Performance Program if the Company achieved a cumulative number 1, 2 or 3 ranking with respect to each quarter during the Change Year, less (y) the aggregate of the Quarterly Bonuses paid to such participant pursuant to the Executive Performance Program during the Change Year through the date immediately prior to the occurrence of the Qualifying Event (with respect to the Company's 2000 fiscal year only, quarterly bonuses paid under the Company's prior executive bonus program to persons who are participants under the Executive Performance Program with respect to fiscal quarters in 2000 ending prior to the quarter during which Stockholder Approval is obtained shall be deducted for purposes of clause (y) of this sentence), and such participant shall not be entitled to any additional Quarterly Bonuses with respect to such Change Year. The term "Qualifying Event" with respect to a participant means (i) the termination of such participant's participation in the Executive Performance Program, (ii) the assignment to such participant of duties materially inconsistent with the duties associated with his position as such duties are constituted as of the first day of the Change Year, (iii) a material diminution in the nature or scope of such participant's authority, responsibilities, or title from those applicable to him as of the first day of the Change Year, (iv) the occurrence of material acts or conduct on the part of the Company or its officers or representatives which prevent such participant from performing his duties and responsibilities as they existed on the first day of the Change Year, (v) the Company requiring such participant to be permanently based anywhere outside a major urban center in the state (or, if applicable, foreign country, U.S. territory or other applicable sovereign entity) in which he was based as of the first day of the Change Year, or (vi) the taking of any action by the Company that would materially adversely affect the corporate amenities enjoyed by such participant on the first day of the Change Year, except in each case if such participant's employment with the Company and its subsidiaries is terminated (a) upon such participant's death, (b) upon disability entitling him or her to benefits under the Company's group long-term disability plan, (c) for cause, which for purposes hereof shall mean (1) in the case of a participant with an employment agreement with the Company or a subsidiary, the involuntary termination by the Company (or, if applicable, a subsidiary) of such participant's employment under circumstances that do not require the Company (or such subsidiary) to pay to such participant a "Termination Payment" or "Monthly Severance Amount", as such terms are defined in such participant's employment agreement, and (2) in the case of a participant who does not have an employment agreement with the Company or a subsidiary, the involuntary termination by the Company (or, if applicable, a subsidiary) of such participant's employment based upon a determination by the Committee or an authorized officer of the Company (or such subsidiary) that such participant has engaged in gross negligence or willful misconduct in the performance of, or such participant has abused alcohol or drugs rendering him or her unable to perform, the material duties and services required of him or her in his or her employment, or (d) upon the voluntary resignation from employment of such participant (other than in connection with circumstances which would permit such participant to receive severance benefits pursuant to any contract of employment between such participant and the Company or any of its subsidiaries).

     Provision is made for payment under the Incentive Plan 2000 (except as otherwise provided in the applicable Grant Document) of (i) any excise taxes due under Section 4999 of the Code with respect to amounts that are vested and/or payable due to a Change in Control plus (ii) any taxes due on the payment of such excise taxes described in clause (i).

     Transferability. No Awards (other than Incentive Stock Options) are transferable by the recipient except (i) by will or the laws of descent and distribution, (ii) pursuant to a qualified domestic relations order or (iii) with respect to Awards of Non-Qualified Options, with the consent of the Administrator. An Incentive Stock Option is not transferable other than by will or the laws of descent and distribution and may not be exercised during the Holder's lifetime except by the Holder or the Holder's guardian or Personal Representative.

     In the discretion of the Administrator as set forth in an applicable Grant Document, a percentage of the aggregate shares of Class B common stock obtained from exercise of an Option shall not be transferable prior to the earliest to occur of (x) termination of the relevant Option term, (y) the Holder's retirement, death or disability or (z) termination of the Holder's employment with the Company and its subsidiaries.

     Adjustments. The maximum number of shares that may be issued under the Incentive Plan 2000, as well as the number or type of shares or other property subject to outstanding Awards and the applicable option or purchase prices per share shall be adjusted appropriately in the event of stock dividends, spin-offs of assets or other extraordinary dividends, stock splits, combinations of shares, recapitalizations, mergers, consolidations, reorganizations, liquidations, issuances of rights or warrants, and similar transactions or events. The Retention Program contains a similar adjustment provision relating to adjustment of Retention Awards in the case of similar events with respect to Investments, in the case of capital contributions or exercise of options or warrants by the Company or a subsidiary relating to an Investment, or under other appropriate circumstances.

     Administration and Amendments. The Incentive Plan 2000 provides that a committee comprised solely of two or more "outside directors" (as defined by Section 162(m) of the Code and applicable interpretive authority thereunder and within the meaning of the term "Non-Employee Director" as defined by Rule 16b-3 under the Exchange Act) serves as the Administrator of Awards under the Incentive Plan 2000 with respect to persons subject to Section 16 of the Exchange Act. Until otherwise determined by the Board, the Human Resources Committee serves as such committee under the Incentive Plan 2000. The Committee or the Chief Executive Officer of the Company serves as Administrator with respect to any person not subject to Section 16 of the Exchange Act, unless the Incentive Plan 2000 specifies that the Committee shall take specific action (in which case such action may only be taken by the Committee) or the Committee specifies that it shall serve as Administrator.

     The Committee serves as Administrator of the Executive Performance Program and the Retention Program, and as Administrator with respect to persons subject to Section 16 of the Exchange Act with respect to grants of Options and LTIP Awards.

     Subject to limitations described above regarding outstanding Awards, the Board in its discretion may terminate the Incentive Plan 2000 at any time. The Board has the right to amend the Incentive Plan 2000 or any part thereof from time to time, and the Administrator may amend any Award (and its related Grant Document) at any time, except as otherwise specifically provided in such Grant Document or to the extent restricted by Section 162(m) of the Code with respect to an Award which is intended to constitute "performance-based" compensation for purposes of such section. Notwithstanding the foregoing, no change in any Award theretofore granted may be made which would impair the rights of the Holder thereof without the consent of such Holder. Without stockholder approval, the Board may not amend the Incentive Plan 2000 to (a) increase the maximum aggregate number of shares that may be issued under the Incentive Plan 2000 or
(b) change the class of individuals eligible to receive Awards under the Incentive Plan 2000.

NEW PLAN BENEFITS

     The Company anticipates that a portion of the shares of Class B common stock available for grants of Awards under the Incentive Plan 2000 will be awarded to eligible employees in the form of stock options during 2000, promptly following the determination by the Human Resources Committee of the size and terms of stock option grants. Although the Human Resources Committee has not yet determined the size and terms of those stock options, it currently anticipates that they will be approximately one-half the size of normal annual grants for officers, including the Company's executive officers, who participate in the LTIP program. In addition, the Company anticipates that Options to purchase 5,000 shares of Class B common stock will be awarded under the Incentive Plan 2000 to each of the Company's non-employee directors elected at the Meeting if the Incentive Plan 2000 is approved by the Company's stockholders, or options will be granted to such directors under the Company's existing stock incentive plans. See "General Information."

     The following table sets forth Awards that have been granted under the LTIP program, the Executive Performance Program and the Retention Program, subject to stockholder approval of the Incentive Plan 2000 at the Meeting.

                                            LTIP(1)                               EXECUTIVE PERFORMANCE PROGRAM(2)
                        ------------------------------------------------   -----------------------------------------------
                                     EBITDAR MARGIN RANKING
                        ------------------------------------------------
   NAME AND POSITION    NOS. 4-7     NO. 3        NO. 2         NO. 1      75% OF TARGET   100% OF TARGET   125% OF TARGET
   -----------------    --------   ----------   ----------   -----------   -------------   --------------   --------------
Gordon M. Bethune......    $0      $1,506,094   $2,008,125   $ 3,012,188    $  669,375       $  892,500       $1,115,625
  Chairman of the Board
  and Chief Executive
  Officer
Gregory D. Brenneman...    $0      $1,074,938   $1,382,063   $ 2,073,094    $  511,875       $  682,500       $  853,125
  President and Chief
  Operating Officer
Lawrence W. Kellner....    $0      $  555,188   $  832,781   $ 1,110,375    $  370,125       $  493,500       $  616,875
  Executive Vice
  President and Chief
  Financial Officer
C.D. McLean............    $0      $  507,938   $  761,906   $ 1,015,875    $  338,625       $  451,500       $  564,375
  Executive Vice
President -- Operations
Jeffery A. Smisek......    $0      $  472,500   $  708,750   $   945,000    $  315,000       $  420,000       $  525,000
  Executive Vice
  President and General
  Counsel
All current executive
  officers as a
  group................    $0      $6,643,856   $9,905,625   $14,053,331    $5,013,000       $6,684,000       $8,355,000
All current directors
  (other than executive
  officers) as a
  group................    $0      $        0   $        0   $         0    $        0       $        0       $        0
All employees (other
  than executive
  officers) as a
  group................    $0      $3,139,344   $4,483,813   $ 6,745,406    $1,436,250       $1,915,000       $2,393,750

                            PARS
                          AWARDED
                           UNDER
                         RETENTION
   NAME AND POSITION     PROGRAM(3)
   -----------------     ----------
Gordon M. Bethune......    37,500
  Chairman of the Board
  and Chief Executive
  Officer
Gregory D. Brenneman...    25,000
  President and Chief
  Operating Officer
Lawrence W. Kellner....    12,500
  Executive Vice
  President and Chief
  Financial Officer
C.D. McLean............    12,500
  Executive Vice
President -- Operations
Jeffery A. Smisek......    12,500
  Executive Vice
  President and General
  Counsel
All current executive
  officers as a
  group................   171,880
All current directors
  (other than executive
  officers) as a
  group................         0
All employees (other
  than executive
  officers) as a
  group................    78,111

---------------

(1) Amounts set forth in the table represent potential pay-out of Awards under the LTIP based on the individuals' current base salaries and a full three-year Performance Period beginning January 1, 2000 and ending December 31, 2003. As described above, the LTIP is phased in with (i) a one-year Performance Period (January 1, 2000 to December 31, 2000) with potential pay-out equal to one-third of the amounts set forth in the table and (ii) a two-year Performance Period (January 1, 2000 to December 31, 2001) with potential pay-out equal to two-thirds of the amounts set forth in the table. In addition to the requirement that the Company achieve a number 1, 2 or 3 EBITDAR margin ranking, pay-out is also contingent upon achievement of a minimum average annual operating income hurdle over the Performance Period (initially $300 million) and in no event may the LTIP program pay out, with respect to a Performance Period, more than 5% of the Company's actual average annual operating income over such Performance Period.

(2) Amounts shown represent potential annual benefits under the Executive Performance Program based on the individuals' current base salaries and contingent upon achievement of quarterly net income targets (or in the case of 125% pay-out, in the alternative the achievement of number 1, 2 or 3 EBITDAR margin ranking and achievement of minimum operating income hurdles). With respect to the first quarter of 2000, the amount of bonus, if any, would be determined and paid pursuant to the Company's prior executive bonus program, which terminated April 1, 2000.

(3) The Company has made seven Awards of PARs (each in the amount set forth in the table) to each of the above named executive officers, the Company's other executive officers and other officers who currently participate in the Retention Program (61 persons) relating to seven Investments in six entities. The aggregate out-of-pocket cost of the Company's Investments in those entities paid to the issuer or seller thereof is less than $8 million. The Committee has determined that the Base Values assigned to Phantom

    Units relating to each of the Investments, for purposes of the program, reflect fair market value of the related Investment at the date of grant of the respective Awards.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     The following is a brief summary of certain of the U.S. federal income tax consequences of certain transactions under the Incentive Plan 2000 based on federal income tax laws in effect on January 1, 2000. This summary applies to the Incentive Plan 2000 as normally operated and is not intended to provide or supplement tax advice to eligible employees or directors. The summary contains general statements based on current U.S. federal income tax statutes, regulations and currently available interpretations thereof. This summary is not intended to be exhaustive and does not describe state, local or foreign tax consequences or the effect, if any, of gift, estate and inheritance taxes.

  Tax Consequences to Recipients

     Non-qualified Stock Options. In general: (i) no income will be recognized by an optionee at the time a non-qualified stock option is granted; (ii) at the time of exercise of a non-qualified stock option, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares if they are nonrestricted on the date of exercise; and (iii) at the time of sale of shares acquired pursuant to the exercise of a non-qualified stock option, any appreciation (or depreciation) in the value of the shares after the date of exercise will be treated as a capital gain (or loss).

     The total number of shares of Class B common stock subject to Awards granted to any one recipient during any calendar year is limited under the Incentive Plan 2000 for the purpose of qualifying any compensation realized upon exercise of options that are granted by the Human Resources Committee as "performance-based compensation" as defined in Section 162(m) of the Code in order to preserve tax deductions by the Company with respect to any such compensation in excess of one million dollars paid to "Covered Employees" (i.e., the Company's Chief Executive Officer and the four highest compensated officers of the Company or those individuals deemed to be executive officers of the Company (other than the Chief Executive Officer) and who are officers of the Company on the last day of the year in question). Options granted by the Chief Executive Officer will not qualify as "performance-based compensation" and will be subject to the limitation on deductibility under Section 162(m) of the Code; however, it is not anticipated that the Chief Executive Officer would have the authority to make grants to Covered Employees.

     Incentive Stock Options. No income generally will be recognized by an optionee upon the grant or exercise of an Incentive Stock Option. However, upon exercise, the difference between the fair market value and the exercise price may be subject to the alternative minimum tax. If shares of Class B common stock are issued to an optionee pursuant to the exercise of an Incentive Stock Option and no disqualifying disposition of the shares is made by the optionee within two years after the date of grant or within one year after the transfer of the shares to the optionee, then upon the sale of the shares any amount realized in excess of the option price will be taxed to the optionee as a capital gain and any loss sustained will be a capital loss.

     If shares of Class B common stock acquired upon the exercise of Incentive Stock Options are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to any excess of the fair market value of the shares at the time of exercise (or, if less, the amount realized on the disposition of the shares in a sale or exchange) over the option price paid for the shares. Any further gain (or loss) realized by the optionee generally will be taxed as a capital gain (or loss).

     As described above with respect to non-qualified stock options, the Incentive Plan 2000 has been designed to qualify any ordinary compensation income recognized by optionees with respect to Incentive Stock Options granted by the Human Resources Committee as "performance-based compensation" as defined in Section 162(m) of the Code.

     Restricted Stock. A recipient of Restricted Stock generally will be subject to tax at ordinary income tax rates on the fair market value of the Restricted Stock reduced by any amount paid by the recipient at such time as the shares are no longer subject either to a risk of forfeiture or restrictions on transfer for purposes of Section 83 of the Code. However, a recipient who so elects under
Section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of the shares (determined without regard to the risk of forfeiture or restrictions on transfer) over any purchase price paid for the shares. If a Section 83(b) election is made and the shares are subsequently forfeited, the recipient will not be allowed to take a deduction for the value of the forfeited shares. If a Section 83(b) election has not been made, any dividends received with respect to Restricted Stock that are subject at that time to a risk of forfeiture or restrictions on transfer generally will be treated as compensation that is taxable as ordinary income to the recipient; otherwise the dividends will be treated as dividends. Awards of Restricted Stock to Covered Employees will not qualify as "performance-based compensation" and the Company will be subject to the limitation on deductibility under Section 162(m) of the Code.

     Performance and Incentive Awards. An individual who has been granted a Performance Award or an Incentive Award generally will not realize taxable income at the time of grant. Whether a Performance Award or an Incentive Award is paid in cash or shares of Class B common stock, the recipient will have ordinary compensation income in the amount of (i) any cash paid at the time of such payment and (ii) the fair market value of any shares of Class B common stock either at the time the Performance or Incentive Award is paid in such shares or at the time any restrictions on the shares (including restrictions under Section 16(b) of the Exchange Act) subsequently lapse, depending on the nature, if any, of the restrictions imposed and whether the recipient elects under Section 83(b) of the Code to be taxed without regard to any such restrictions. Any dividend equivalents paid with respect to an Incentive Award prior to the actual issuance of shares under the award will be compensation income to the recipient. Incentive Awards will not qualify as "performance-based compensation" and the Company will be subject to the limitation on deductibility under Section 162(m) of the Code. The Incentive Plan 2000 has been designed to qualify any ordinary compensation income recognized by Covered Employees with respect to Performance Awards granted by the Human Resources Committee as "performance-based compensation" as defined in Section 162(m) of the Code. Performance Awards granted by the Chief Executive Officer will not qualify as "performance-based compensation" and will be subject to the limitation on deductibility under Section 162(m) of the Code; however, it is not anticipated that the Chief Executive Officer would have the authority to make grants to Covered Employees.

     Retention Awards. An individual who has been granted a Retention Award generally will not realize taxable income at the time of grant. The recipient of a Retention Award will have ordinary compensation income in the amount of any cash paid with respect to such award at the time of such payment. All Retention Awards under the Retention Award Program must be granted by the Human Resources Committee, and the Incentive Plan 2000 has been designed to qualify any ordinary compensation income recognized by Covered Employees with respect to Retention Awards as "performance-based compensation" as defined in Section 162(m) of the Code.

  Tax Consequences to the Company or Subsidiary

     Section 162(m) of the Code limits the ability of the Company to deduct compensation paid during a fiscal year to a Covered Employee in excess of one million dollars, unless such compensation is based on performance criteria established by the Human Resources Committee or meets another exception specified in Section 162(m) of the Code. Certain Awards described above will not qualify as "performance-based compensation" or meet any other exception under
Section 162(m) of the Code and, therefore, the Company's deductions with respect to such Awards will be subject to the limitations imposed by such section. To the extent a recipient recognizes ordinary income in the circumstances described above, the Company or subsidiary for which the recipient performs services will be entitled to a corresponding deduction provided that, among other things, (i) the income meets the test of reasonableness, is an ordinary and necessary business expense and is not an "excess parachute payment" within the meaning of
Section 280G of the Code and (ii) either the compensation is "performance-based" within the meaning of Section 162(m) of the Code or the one million dollar limitation of Section 162(m) of the Code is not exceeded. No deduction will be available to the Company or any subsidiary for any amount paid under the Incentive Plan 2000 with respect to (i) any excise taxes due under Section 4999 of the Code with respect to amounts that are vested and/or payable due to a Change in Control and (ii) any taxes due on the payment of such excise taxes described in clause (i).

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE INCENTIVE PLAN 2000, WHICH IS DESIGNATED AS PROPOSAL NO. 2 ON THE ENCLOSED PROXY.

                                  PROPOSAL 3:

                          RATIFICATION OF APPOINTMENT
                            OF INDEPENDENT AUDITORS

     The firm of Ernst & Young LLP has been the Company's independent auditors since 1993, and the Board of Directors desires to continue to engage the services of this firm for the fiscal year ending December 31, 2000. Accordingly, the Board of Directors, upon the recommendation of the Audit Committee, has reappointed Ernst & Young LLP to audit the financial statements of the Company and its subsidiaries for fiscal 2000 and report thereon. Stockholders are being asked to vote upon the ratification of such appointment. If stockholders do not ratify such appointment, the Audit Committee and Board will reconsider such appointment.

     Representatives of Ernst & Young LLP will be present at the Meeting and will be available to respond to appropriate questions and make a statement should they so desire.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT AUDITORS, WHICH IS DESIGNATED AS PROPOSAL NO. 3 ON THE ENCLOSED PROXY.

                                 OTHER MATTERS

     Management knows of no business to be presented for action at the Meeting other than that described in this proxy statement. If any other matters should properly come before the Meeting calling for a vote of the stockholders, it is the intention of the persons named in the accompanying proxy, unless otherwise directed in such proxy, to vote on such matters in accordance with their best judgment.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Each director, executive officer (and, for a specified period, certain former directors and executive officers) and each holder of greater than ten percent of a class of the Company's equity securities is required to report to the SEC his or her pertinent position or relationship, as well as transactions in such securities, by certain specified dates. During 1999, the initial report for Deborah McCoy, an executive officer of the Company, was filed late.

2001 ANNUAL MEETING

     Any stockholder who desires to present proposals at the 2001 annual meeting of stockholders and to have such proposals set forth in the proxy statement and form of proxy mailed in conjunction with such annual meeting must submit such proposals in writing to the Secretary of the Company no later than December 5, 2000. The Company's Bylaws require that for nominations of persons for election to the Board of Directors of the Company or the proposal of business to be considered by the stockholders at an annual meeting, a stockholder must give timely written notice thereof. To be timely for the 2001 annual meeting of stockholders, such notice must be delivered to the Secretary of the Company at the principal executive offices of the Company not less than 70 days nor more than 90 days prior to May 23, 2001, provided, that if the 2001 annual meeting of stockholders is advanced by more than 20 days, or delayed by more than 70 days, from May 23, 2001, such notice must be delivered not earlier than the ninetieth day prior to the 2001 annual meeting and not later than the close of business on the later of (a) the seventieth day prior to the 2001 annual meeting or (b) the tenth day following the day on which public announcement of the date of the 2001 annual meeting is first made. The stockholder's notice must contain and be accompanied by certain information as specified in the Bylaws. It is recommended that any stockholder desiring to make a nomination or submit a proposal for consideration obtain a copy of the Company's Bylaws, which may be obtained without charge from the Secretary of the Company upon written request addressed to the Secretary at the Company's principal executive offices.

     EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE AND MAIL PROMPTLY THE ENCLOSED PROXY OR VOTE BY INTERNET OR TELEPHONE AS DESCRIBED ABOVE IN THE PROXY STATEMENT.

                                            By Order of the Board of Directors,

                                            /s/JEFFERY A SMISEK
                                            Jeffery A. Smisek
                                            Secretary

Houston, Texas
April 4, 2000

     THE COMPANY WILL FURNISH TO INTERESTED SECURITY HOLDERS WITHOUT CHARGE, UPON WRITTEN REQUEST, A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1999. THE COMPANY WILL FURNISH ANY EXHIBIT TO SUCH REPORT, UPON WRITTEN REQUEST, TO ANY SECURITY HOLDER REQUESTING SUCH REPORT UPON PAYMENT OF REASONABLE FEES RELATING TO THE COMPANY'S FURNISHING SUCH EXHIBIT. REQUESTS FOR COPIES SHOULD BE ADDRESSED TO THE SECRETARY OF THE COMPANY AT THE COMPANY'S HEADQUARTERS: 1600 SMITH, DEPT. HQSEO, HOUSTON, TEXAS 77002. THE COMPANY'S FORM 10-K, INCLUDING EXHIBITS, IS ALSO AVAILABLE ON THE COMPANY'S WEBSITE AT WWW.CONTINENTAL.COM.

COMMON STOCK
PROXY

CONTINENTAL AIRLINES, INC.

Annual Meeting of Stockholders - May 23, 2000
This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby authorizes Gordon M. Bethune, Jeffery A. Smisek and Scott
R. Peterson, and each of them, with full power of substitution, to represent and vote the stock of the undersigned in Continental Airlines, Inc. as directed and, in their sole discretion, on all other matters that may properly come before the Annual Meeting of Stockholders to be held on May 23, 2000, and at any adjournment or adjournments thereof, as if the undersigned were present and voting thereat. The undersigned acknowledges receipt of the notice of annual meeting and proxy statement with respect to such Annual Meeting and certifies that, to the knowledge of the undersigned, all equity securities of the Company owned of record or beneficially by the undersigned are owned and controlled only by U.S. Citizens (as defined in the proxy statement), except as indicated on the reverse side hereof.

Whether or not you expect to attend the Annual Meeting, please execute and return this proxy, which may be revoked at any time prior to its use.

Nominees for Director:
Thomas J. Barrack, Jr.     01       Gordon M. Bethune         02
David Bonderman            03       Gregory D. Brenneman      04
Kirbyjon H. Caldwell       05       Patrick Foley             06
Douglas H. McCorkindale    07       George G. C. Parker       08
Richard W. Pogue           09       William S. Price III      10
Donald L. Sturm            11       Karen Hastie Williams     12
Charles A. Yamarone        13

This proxy, when properly executed,will be voted in the manner directed by the undersigned stockholder(s). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS (PROPOSAL 1) AND "FOR" PROPOSALS 2 AND 3.

The Board of Directors Recommends a Vote "FOR" Proposals 1, 2, and 3.

THIS FORM OF PROXY RELATES TO BOTH CLASS A AND CLASS B COMMON STOCK. IF YOU RECEIVED TWO PROXY CARDS, PLEASE EXECUTE AND RETURN EACH.

SEE REVERSE



CONTINENTAL AIRLINES, INC.

Please mark vote in oval in the following manner using dark ink only. [ ]

1.       Election of Directors:                     For    Withhold    For All
         See Reverse Side.                                   All       Except
         For, except vote withheld from the         [ ]      [ ]        [ ]
         following nominee(s):

----------------------------------------------
                                                    For      Against    Abstain
2.       Approval of Incentive Plan 2000.           [ ]        [ ]        [ ]

                                                    For      Against    Abstain
3.       Ratification of Appointment of             [ ]        [ ]        [ ]
         Independent Auditors.

Please mark this box ONLY if any Class A or         For
Class B common stock owned of record or             [ ]
beneficially by you is owned or controlled by Foreigners (as defined in the proxy statement), and indicate the number and class so owned or controlled by Foreigners.

Class A
       ------------------------------------
Class B
       -------------------------------------


Dated:                                , 2000
      --------------------------------
Signature(s)
            --------------------------------
------------------------------------------------

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                               INDEX TO EXHIBITS




EXHIBIT
  NO.       DESCRIPTION
-------     -----------
 99.1       Incentive plan 2000 as amended and restated effective as of
            March 27, 2000.
